                                                                    EXHIBIT 10.9


                                CREDIT AGREEMENT
                                      AMONG

                       BNY FINANCIAL CORPORATION - CANADA,
                                  AS A LENDER,

               THE OTHER LENDERS FROM TIME TO TIME PARTIES HERETO
                                    LENDERS,

                       BNY FINANCIAL CORPORATION - CANADA,
                                    AS AGENT,

                GROUPE CEDAR CANADA INC./CEDAR GROUP CANADA INC.,
                                    BORROWER,

                           DOMINION BRIDGE CORPORATION
                                     PARENT,

                                     - AND -

                             DOMINION BRIDGE, INC.,
                           STEEN CONTRACTORS LIMITED,
                  INDUSTRIES DAVIE INC./DAVIE INDUSTRIES INC.,
                        CEDAR GROUP AUSTRALIA PTY LIMITED
              LES ENTREPRENEURS BECKER INC./BECKER CONTRACTORS INC.
                           BECKER CONTRACTORS LIMITED
                               MIL INTERMODAL INC.
                              SUBSIDIARY GUARANTORS


                              DATED OCTOBER 2, 1997

                                TABLE OF CONTENTS

                                                                           Page

 SECTION 1.       DEFINITIONS.................................................1
         1.1      Defined Terms...............................................1
         1.2      Other Definitional Provisions..............................21
 SECTION 2.       [RESERVED.]................................................22
 SECTION 3.       AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS...........22
         3.1      Revolving Credit Commitments...............................22
         3.2      [RESERVED].................................................23
         3.3      Procedure for Revolving Credit Borrowing...................23
         3.4      [RESERVED].................................................23
         3.5      [RESERVED] ................................................23
         3.6      Letters of Credit .........................................23
 SECTION 4.       GENERAL PROVISIONS APPLICABLE TO REVOLVING CREDIT
                  LOANS......................................................25
         4.1      Interest Rates and Payment Dates...........................25
         4.2      [RESERVED].................................................26
         4.3      [RESERVED].................................................26
         4.4      [RESERVED].................................................26
         4.5      Mandatory Prepayments......................................26
         4.6      Computation of Interest and Fees; Interest Act (Canada)....27
         4.7      [RESERVED.]................................................28
         4.8      Pro Rata Treatment and Payments............................28
         4.9      Various Fees...............................................29
         4.10     Early Termination Fee......................................30
         4.11     Requirements of Law........................................30
         4.12     Taxes......................................................32
         4.13     Indemnity..................................................33
         4.14     Lending Offices............................................33
         4.15     Bank Charges...............................................33
 SECTION 5.       REPRESENTATIONS AND WARRANTIES.............................33
         5.1      Financial Condition........................................33
         5.2      No Change..................................................34
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         5.3      Existence; Compliance with Law.............................34
         5.4      Power; Authorization; Enforceable Obligations..............35
         5.5      No Legal Bar...............................................35
         5.6      No Material Litigation.....................................35
         5.7      No Default.................................................35
         5.8      Ownership of Property; Liens...............................35
         5.9      Intellectual Property......................................36
         5.10     No Burdensome Restrictions.................................36
         5.11     Taxes......................................................36
         5.12     Federal Regulations........................................36
         5.13     Plans......................................................36
         5.14     Investment Company Act; Other Regulations..................38
         5.15     Subsidiaries...............................................38
         5.16     Security Documents.........................................38
         5.17     Accuracy and Completeness of Information...................39
         5.18     Labour Relations...........................................39
         5.19     Insurance..................................................39
         5.20     Solvency...................................................40
         5.21     Purpose of Revolving Credit Loans..........................40
         5.22     Environmental Matters......................................40
         5.23     Regulation H...............................................42
         5.24     Real Property..............................................42
         5.25     MIL Davie Inc. ............................................43
         5.26     Workers' Compensation .....................................43
         5.27     Bonding Company ...........................................44
         5.28     Parent's Business Operations ..............................44
 SECTION 6.       CONDITIONS PRECEDENT.......................................44
         6.1      Conditions to Initial Revolving Credit Loans...............44
         6.2      Conditions to Each Revolving Credit Loan...................49
 SECTION 7.       AFFIRMATIVE COVENANTS......................................50
         7.1      Financial Statements.......................................50
         7.2      Certificates; Other Information............................51


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
         7.3      Payment of Obligations......................................................52
         7.4      Conduct of Business and Maintenance of Existence............................52
         7.5      Maintenance of Property and Insurance.......................................52
         7.6      Inspection of Property; Books and Records; Discussions......................53
         7.7      Notices.....................................................................53
         7.8      Environmental Laws..........................................................54
         7.9      Changes to Revolving Credit Advance Rates, Standards of Eligibility and
                  Reserves....................................................................55
         7.10     Periodic Audit of Accounts Receivable and Inventory.........................55
         7.11     Additional Collateral.......................................................56
         7.12     Administration of Plans.....................................................56
 SECTION 8.       NEGATIVE COVENANTS..........................................................57
         8.1      Financial Condition Covenants...............................................57
         8.2      Limitation on Indebtedness..................................................58
         8.3      Limitation on Liens.........................................................59
         8.4      Limitation on Guarantee Obligations.........................................60
         8.5      Limitation on Fundamental Changes...........................................60
         8.6      Limitation on Sale of Assets................................................61
         8.7      [RESERVED] .................................................................61
         8.8      Limitation on Dividends.....................................................61
         8.9      Limitation on Capital Expenditures..........................................61
         8.10     Limitation on Investments, Revolving Credit Loans and Advances..............62
         8.11     Limitation on Optional Payments and Modifications of Debt Instruments.......62
         8.12     Limitation on Transactions with Affiliates..................................63
         8.13     Limitation on Sales and Leasebacks..........................................63
         8.14     Limitation on Changes in Fiscal Year, etc...................................63
         8.15     Limitation on Negative Pledge Clauses.......................................63
         8.16     Limitation on Lines of Business.............................................63
         8.17     Governing Documents.........................................................63
         8.18     Limitation on Subsidiary Formation..........................................63
         8.19     Limitation on Securities Issuances by any Credit Party......................64
         8.20     Non-Guarantor Subsidiaries .................................................64


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 SECTION 9.       EVENTS OF DEFAULT..........................................64
 SECTION 10.      THE AGENT..................................................67
         10.1     Appointment................................................67
         10.2     Delegation of Duties.......................................67
         10.3     Exculpatory Provisions.....................................67
         10.4     Reliance by Agent..........................................68
         10.5     Notice of Default..........................................68
         10.6     Non-Reliance on Agent and Other Lenders....................68
         10.7     Indemnification............................................69
         10.8     Agent in Its Individual Capacity...........................69
         10.9     Successor Agent............................................69
 SECTION 11.      MISCELLANEOUS..............................................70
         11.1     Amendments and Waivers.....................................70
         11.2     Notices....................................................70
         11.3     No Waiver; Cumulative Remedies.............................71
         11.4     Survival of Representations and Warranties.................71
         11.5     Payment of Expenses and Taxes..............................71
         11.6     Successors and Assigns; Participations and Assignments.....72
         11.7     Adjustments; Set-off.......................................75
         11.8     Counterparts...............................................76
         11.9     Severability...............................................76
         11.10    Integration................................................76
         11.11    Governing Law..............................................76
         11.12    Submission To Jurisdiction; Waivers........................76
         11.13    Acknowledgments............................................77
         11.14    Waivers of Jury Trial......................................77
         11.15    Confidentiality............................................77
         11.16    Formal Date................................................77
         11.17    Currency Conversion .......................................77
         11.18    Language ..................................................78


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SCHEDULES

Schedule I             Lenders, Commitments, and Lending Offices
Schedule II            Real Property Locations
Schedule 5.6           Material Litigation
Schedule 5.11          Taxes
Schedule 5.13(b)       Plans
Schedule 5.15          Subsidiaries
Schedule 5.16          Filing Jurisdictions
Schedule 5.18          Labour Matters
Schedule 5.19          Insurance
Schedule 5.22          Environmental Matters
Schedule 5.24(g)       Real Property Taxes
Schedule 5.24(j)       Inventory
Schedule 9(k)          Board of Directors
Schedule 8.2(d)        Outstanding Indebtedness
Schedule 8.3(f)        Existing Liens
Schedule 8.4(a)        Existing Guarantees


EXHIBITS

Exhibit A              Form of Borrowing Certificate
Exhibit B              Form of Assignment and Acceptance
Exhibit C              Form of Borrowing Base Certificate


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                  CREDIT AGREEMENT, dated September , 1997 as same may be
amended, modified, supplemented, restated or replaced ("Agreement"), among BNY Financial Corporation - Canada, an Ontario Corporation, as a Lender under this Agreement, and any other Lenders from time to time parties to this Agreement (collectively, the "Lenders"), BNY Financial Corporation - Canada, as agent for the Lenders, Groupe Cedar Canada Inc./Cedar Group Canada Inc., a Canadian corporation (the "Borrower"), Dominion Bridge Corporation, a Delaware corporation (the "Parent"), Dominion Bridge, Inc., a Canadian corporation ("DBI"), Steen Contractors Limited, an Ontario corporation ("Steen"), Industries Davie Inc./Davie Industries Inc., a Canadian corporation ("Davie"), Cedar Group Australia Pty Limited, an Australian corporation ("CGA"), Les Entrepreneurs Becker Inc./Becker Contractors Inc., a Quebec corporation ("Becker"), Becker Contractors Limited, a Newfoundland corporation ("Becker NFLD"), MIL Intermodal Inc., a Canadian corporation ("MIL").

                                    RECITALS

                  The Borrower has requested that the Lenders make available to the Borrower revolving credit loans and issue or arrange for the issuance of letters of credit in an aggregate principal amount at any one time outstanding not to exceed $40,000,000.00, the proceeds of which would be used to repay certain indebtedness of the Borrower to BT Commercial Corporation, to finance the working capital requirements of the Borrower and DBI, Steen and Davie in the ordinary course of business and to pay fees and expenses incurred in connection herewith. The Lenders are willing to make such credit available to the Borrower, but only on the terms, and subject to the conditions, set forth in this Agreement.

                                    AGREEMENT

                  The parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

                  1.1 Defined Terms. The following definitions shall apply to this Agreement:

                  "Accounts": as to any Person, all of the accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Person, arising out of or in connection with the sale or lease of Inventory or the rendition of services, and all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically pledged or hypothecated to the Agent hereunder or pursuant to any of the other Loan Documents.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, but excluding any Person other than the Parent which is in control of or is controlled by any director or officer of the Parent and which is not a Loan Party. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Affiliate shall not include Unimetric Corporation.

                  "Agent": BNY-Canada, as the arranger of the Revolving Credit Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents, or any successor agent appointed to act as Agent under this Agreement.

                  "Agreement":  as defined in the title paragraph hereof.

                  "Alternate Base Rate": for any day, a rate per annum equal to the higher of: (a) the Prime Rate in effect on such day; or (b) the Federal Funds Effective Rate in effect on such day plus 0.5%.

                  "Amortized Appraised Value of the Real Property": with respect to the Real Property, as of any date of determination, an amount equal to the excess, if any, of the Appraised Value of the Real Property over the product of $100,000.00 and the number of full calendar months that have elapsed from and after November 1, 1997. For the purposes of this definition, each calendar month shall be deemed to elapse on the last calendar day of such month.

                  "Amortized Forced Liquidation Value of the Equipment": with respect to the Eligible Equipment, as of any date of determination, an amount equal to the excess, if any, of the Forced Liquidation Value of the Eligible Equipment over the product of $150,000.00 and the number of full calendar months that have elapsed from and after November 1, 1997. For the purposes of this definition, each calendar month shall be deemed to elapse on the last calendar day of such month.

                  "Applicable Lending Office": for each Lender, the lending office of such Lender designated on Schedule I hereto (or any other lending office from time to time notified to the Agent by such Lender ) as the office at which its Revolving Credit Loans are to be made and maintained. No Lender shall designate any office outside of Canada or the United States of America.

                  "Applicable Margin": for any Revolving Credit Loan, 3.00% per annum.

                  "Appraised Value": with respect to any Real Property, the fair market value thereof as determined by an Appraiser assuming sale within a reasonable period of time.

                  "Appraiser": With respect to any Inventory, Equipment or Real Property, any recognized appraiser thereof, which shall in all cases be selected by or acceptable to the Agent but shall not be a Person which is an Affiliate of the Agent.


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                  "Assignee":  as defined in Section 11.6(c).

                  "Assignment and Acceptance":  as defined in Section 11.6(c).

                  "Australian Security Documents":  the collective reference to:

                  (a) the Deed of Charge between CGA and the Agent creating a fixed and floating charge on all assets of CGA;

                  (b)      the Equitable Share Mortgages; and

                  (c)      the Tri-partite Agreement.

                  "Available RC Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment which is available for borrowing at such time over (b) the aggregate of (i) the unpaid principal amount of all Revolving Credit Loans made by such Lender then outstanding; and (ii) such Lender's pro rata portion of the face amount of Letters of Credit then outstanding.

                  "Becker": as defined in the title paragraph of this Agreement.

                  "Becker Agreement": the Revolving Demand Credit Agreement bearing formal date of September 12, 1997 entered into between Becker and Steen providing for Steen to make advances from time to time to Becker which are secured under the Becker Intercorporate Movable Hypothec.

                  "Becker Intercorporate Indebtedness": The aggregate indebtedness, from time to time, of Becker to Steen pursuant to the Becker Agreement.

                  "Becker Intercorporate Moveable Hypothec": The Hypothec on Moveable Property (General) granted by Becker in favour of Steen and securing the indebtedness of Becker to Steen as evidenced by the Becker Note, as same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Becker NFLD": as defined in the title paragraph of this Agreement.

                  "Becker Note": the Promissory Note made by Becker in favour of Steen.

                  "BNY":  The Bank of New York, a New York banking corporation.

                  "BNY-Canada": BNY Financial Corporation - Canada, an Ontario corporation.

                  "Bond": a performance, bid, warranty or material labour bond or like instrument issued by a Bonding Company to secure the obligations of a Loan Party.

                  "Bonding Company": American Home Assurance Company or such other bonding company which has issued a performance, bid, warranty or material and labour bond or like instrument to secure obligations of a Loan Party.

                  "Borrower": as defined in the title paragraph of this Agreement.

                  "Borrower Debenture": the Fixed and Floating Charge Demand Debenture issued by the Borrower in favour of the Agent, creating a mortgage, pledge and charge on the property of the Borrower, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Borrower Equitable Share Mortgage": the Equitable Share Mortgage between the Borrower and the Agent creating a mortgage on the MDC Stock owned or held by CGA and/or to which the Borrower has an equitable title.

                  "Borrower Hypothecs": the collective reference to the Borrower Moveable Hypothec and the Borrower Hypothecation of Securities Agreements.

                  "Borrower Hypothecation of Securities Agreements": the collective reference to (a) the Hypothecation of Securities granted by the Borrower in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, the Capital Stock owned by the Borrower including, without limitation, the Capital Stock of CGA, Davie, DBI and Steen owned by the Borrower, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time; and (b) the Hypothecation of Securities granted by the Borrower in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, the MDC Stock beneficially owned by the Borrower through CGA or otherwise, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Borrower Moveable Hypothec": the Hypothec on Moveable Property (General) granted by the Borrower in favour of the Agent and the Lenders, creating a hypothec on, and a security interest in, a universality of all present and future moveable property owned by the Borrower, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Borrower Pledge of Debenture": the Pledge Agreement entered into by the Borrower in favour of the Agent pursuant to which the Borrower pledges and hypothecates the Borrower Debenture to the Agent, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Borrower Security Documents": the collective reference to the Borrower Debenture, the Borrower Pledge of Debenture, the Borrower Hypothecs and the Borrower Equitable Share Mortgage.

                  "Borrowing Base": at any time, the sum of (a) 80% (or such other percentage as the Agent shall determine in accordance with
         Section 7.9) of the then Eligible Accounts, (b) the lesser of (i) $5,000,000.00 and (ii) 40% (or such other percentage as the Agent shall determine in accordance with Section 7.9) of the amount of the then Eligible


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
         Inventory, (c) with respect to Equipment of a Credit Party, (i) 70% (or such other percentage as the Agent shall determine in accordance with
         Section 7.9) of the Amortized Forced Liquidation Value of Eligible Equipment which is free and clear of all Liens including, Permitted Liens other than those referred to in paragraphs (a), (b), (f), (h) or
         (k) of Section 8.3; (ii) for 60 days following the Closing Date, 1/2 of the percentage referred to in paragraph (c)(i) above of the Amortized Forced Liquidation Value of Eligible Equipment ("Landlord Lien Equipment") which is located at an improved Real Property site (which site is the subject of a lease) and is free and clear of all Liens including Permitted Liens [other than those referred to in paragraphs
         (a), (b), (f), (h) or (k) of Section 8.3 and other than the Lien of the landlord of such site]; (iii) at all times subsequent to the period referred to in paragraph (c)(iii), 0% of the Amortized Forced Liquidation Value of the Landlord Lien Equipment until such time as the Agent shall have received the Landlord Agreement from the subject landlord, satisfactory to the Agent in its sole judgment; (d) 40% (or such other percentage as the Agent shall determine in accordance with
         Section 7.9) of the Amortized Appraised Value of the Real Property, and
         (e) 25% (or such other percentage as the Agent shall determine in accordance with Section 7.9) of the MDC Stock Value, less (i) in each such case such reserves as the Agent shall apply, without duplication, pursuant to Section 7.9; and (ii) the face amount of outstanding Letters of Credit (which shall not in any event exceed the Letter of Credit Limit). The Borrowing Base in effect at any time shall be the Borrowing Base as shown on the Borrowing Base Certificate most recently delivered by the Borrower pursuant to this Agreement; provided, however, that if the Borrower shall fail to deliver a Borrowing Base Certificate when required pursuant to Section 7.2(c), the Borrowing Base in effect shall be zero until such Borrowing Base Certificate is delivered.

                  "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit C, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a duly authorized officer thereof.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 3.3 as a date on which the Borrower requests the Lenders to make Revolving Credit Loans hereunder.

                  "BTCC Indebtedness": all Obligations of the Borrower and its Affiliates under the BTCC Indebtedness Documents.

                  "BTCC Indebtedness Documents": the Credit Facility Agreement, dated as of March 27, 1996, as amended and restated as of April 29, 1996, between the Borrower, certain Subsidiaries of the Borrower, the Financial Institutions party thereto and BT Commercial Corporation, as agent, as the same may have been amended, modified, supplemented, restated or replaced to the date of the Closing Date.

                  "Business":  as defined in Section 5.22.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.


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
                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government, the Canadian Government or any Provincial Government or any agency thereof, or any Canadian Chartered Bank referred to in Schedule 1 to the Bank Act (Canada), (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 7 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CGA": as defined in the title paragraph of this Agreement.

                  "Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document including, without limitation, all Accounts, Inventory, Equipment, Real Property, general intangibles (including, but not limited to, licences, trademarks, trade names, patents, copyrights, contract rights, instruments, documents, chattel paper, corporate and other business records, designs, manufacturing procedures, goodwill, customer lists, computer programs, claims under guarantees, security interests, hypothecs and other security held to secure payment of any accounts, all rights of indemnification and all other intangible property of every kind and nature) and all securities and shares in the capital stock of any Person (including, but not limited to, the MDC Stock).

                  "Consolidated Current Assets": of any Person as of the date of determination, all cash, cash equivalents, accounts and inventory of such Person and its consolidated Subsidiaries, and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of such Person and its consolidated Subsidiaries, as at such date; provided, however, that such amounts shall not include
         (a) any amounts for any Indebtedness owing by an Affiliate to such Person or its consolidated Subsidiaries, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of such Person, or (c) the cash surrender value of any life insurance policy.

                  "Consolidated Current Liabilities": of any Person as of the date of determination, all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of such Person and its consolidated Subsidiaries, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of such Person or any such Subsidiary payable on demand, or at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of such Person or any such Subsidiary (whether instalment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date and (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period, but excluding the amounts owing under this Agreement in respect of the Revolving Credit Loans.

                  "Consolidated EBITDA": for any period with respect to any Person, the sum for such period of (a) Consolidated Net Income of such Person, and (b) the sum of, without duplication, provisions for income taxes, distributions permitted by Section 8.8, Consolidated Interest Expense, and depreciation and amortization expense and other non-cash expenses, in each case as used in determining such Consolidated Net Income.

                  "Consolidated Interest Expense": for any period with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payments under Financing Leases) on a consolidated income statement of such Person and its consolidated Subsidiaries (if any) for such period excluding the amortization of any original issue discount.

                  "Consolidated Net Income": for any period with respect to any Person, the consolidated net income (or deficit) of such Person and its consolidated Subsidiaries (if any) for such period (taken as a cumulative whole), determined in accordance with GAAP.

                  "Consolidated Net Worth": of any Person as of the date of determination, all amounts which would be included under shareholders' or partners' equity (or other equivalent category) on a consolidated balance sheet of such Person and its consolidated Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP as at such date.

                  "Consolidated Total Liabilities": of any Person, as of the date of determination, all liabilities of such Person and its consolidated Subsidiaries, if any, determined in conformity with GAAP, including Current Liabilities and funded Indebtedness.

                  "Consolidated Working Capital": of any Person, as of the date of determination, the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Exposure": as to any Lender at any time, its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the aggregate unpaid principal amount of its Revolving Credit Loans).

                  "Credit Exposure Percentage": as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

                  "Credit Parties": the Borrower and each of the Subsidiary Guarantors.

                  "Customer": the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both or with respect to any contract or other arrangement with a Credit Party pursuant to which the Credit Party is to deliver any property or perform any services in the ordinary course of business.

                  "Davie":  as defined in the title paragraph of this Agreement.

                  "Davie Hypothecation of Securities Agreement": the Hypothecation of Securities granted by Davie in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, the Capital Stock owned by Davie including, without limitation, the Capital Stock of MIL owned by Davie, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "DBI":  as defined in the title paragraph of this Agreement.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dispute": any cause asserted for non-payment of Accounts including, without limitation, any alleged defense, counterclaim, offset, compensation, dispute or other claim

         (real or merely asserted) whether arising from or relating to the sale of goods or rendering of services or arising from or relating to any other transaction or occurrence.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Eligible Accounts": all Accounts of each of the Credit Parties, arising in the ordinary course of its business, evidencing the sale of goods and services by it but excluding "Retention" and holdbacks (billed and unbilled) and which the Agent, in its sole discretion, shall deem to be an Eligible Account based upon such considerations as the Agent may from time to time deem appropriate. Without in any way limiting the generality of the foregoing, (i) in general, unless otherwise determined by the Agent as aforesaid, an Account shall not constitute an Eligible Account unless it is subject to a perfected first priority Lien in favour of the Agent, is free and clear of all Liens including Permitted Liens other than those referred to in paragraphs (a), (f), (h) and (k) of Section 8.3 and is evidenced by an invoice, contract or other document reasonably satisfactory to the Agent, and (ii) no Account of a Customer shall be an Eligible Account if:

                  (a) such Account arises out of a sale made by a Credit Party to an Affiliate of the Credit Party or to a Person controlled by an Affiliate of the Credit Party, and if such Customer is the Credit Party's creditor or supplier, only the net amount, if any, owing to the Credit Party may be an Eligible Account;

                  (b) more than 90 days have elapsed from the invoice date of such Account;

                  (c) 50% or more of the aggregate account balance of Accounts due from such Customer is more than 90 days past invoice date;

                  (d) any covenant, representation or warranty contained in this Agreement or in any other Credit Document with respect to such Account has been breached in a material respect;

                  (e) the Agent is not and continues not to be satisfied with the credit standing of such Customer, or the Agent is insecure or otherwise believes, in its sole and absolute discretion, that collection of such Account is doubtful or that such Account may not be paid by reason of such Customer's financial inability to pay;

                  (f) other than as provided in paragraph (a) above, such Customer has asserted any Dispute against any Credit Party, such Account or any other Account due from such Customer to any Credit Party, or such Account is or could be expected to become subject to any Dispute, or is contingent in any respect or for any reason, but only to the extent of the amount in dispute;

                  (g) such Customer resides outside the United States, the U.S. Virgin Islands, or Canada, unless the sale is covered by a letter of credit or credit insurance in form and substance acceptable to the Agent in its sole and absolute discretion; provided, however, that the Agent may approve Accounts denominated in Canadian Dollars of Customers residing outside of the foregoing jurisdictions as Eligible Accounts in its sole judgment on a case-by-case basis;

                  (h) such Account is on a sale-and-return, conditional sale, installment sale, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (i) such Customer is (A) the United States of America, any state or any department, agency or instrumentality of any of them, unless the Credit Party assigns its right to payment of such Account to the Agent pursuant to the Federal Assignment of Claims Act of 1940, as amended, or has otherwise complied with all other applicable statutes or ordinances or (B) Canada, any province or territory or any department, agency or instrumentality of any of them, unless the Credit Party has complied with all applicable Requirements of Law in order to duly and validly assign and hypothecate such Account to the Agent or the Agent in its sole discretion otherwise deems such Account to be an Eligible Account;

                  (j) any of the following events occur or conditions exist with respect to the goods giving rise to such Account: (i) if such goods have not been shipped to, delivered to or accepted by such Customer, or if possession and/or control of such goods is held, maintained or retained by the Credit Party or any Affiliate thereof (or any agent or custodian of the Credit Party or any Affiliate thereof) for the account of or subject to further and/or future direction from such Customer, or
         (ii) if such Account otherwise does not represent a final sale, or
         (iii) such goods have been repossessed, unless, in the case of each of
         (i), (ii) or (iii), such goods are subject to a bill and hold letter in form and substance satisfactory to the Agent;

                  (k) the amount of all Accounts of such Customer exceeds any credit limit determined by the Agent, in its sole discretion, to the extent that the amount of such Account exceeds such limit;

                  (l) such Customer has commenced or has had commenced against it a case, proposal, notice of intention to file a proposal, proceeding, action, petition or request for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding up or other relief (each, a "Case") under any federal, provincial, state or other bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of such Customer in an involuntary Case under any such law, as now constituted or hereafter amended, or if any other petition or other application for relief under any such law has been filed against such Customer, or if such Customer has failed, suspended business, ceased to be solvent, called a meeting of its creditors (in order to discuss financial insolvency or lack of liquidity), or consented to or suffered a receiver, trustee, liquidator, administrator, monitor or custodian or similar official to be appointed for it or for all or a significant portion of its assets or affairs;

                  (m) to the extent that the Credit Party or the Parent has made any agreement with such Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances shall be reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) to the extent that the invoice relating to such Account includes amounts which are unearned or are not due and payable within 30 days or contains any amount that is subject to the provision of additional goods or the performance of additional services or the approval of the Customer or any other Person, such amounts shall be excluded in the calculation of the face value of such invoice; or

                  (o) such Account is not payable to the Credit Party.

                  (p) such Account relates to a project in respect of which a Bond has been issued by a Bonding Company unless the Agent has received from the Bonding Company a waiver or a subordination agreement in respect of the Account and the rights of the Bonding Company relating thereto, the whole satisfactory to the Agent in its sole discretion.

                  "Eligible Assignee": any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia or Canada or any Province thereof, and having total assets in excess of $1,000,000,000.00; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000.00, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) any other bank, insurance company, commercial finance company or other financial institution or prime rate mutual fund approved by the Agent, such approval not to be unreasonably withheld; and (vi) as regards a Lender chosen by another Lender, if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld it being understood that this subclause (vi) will not apply with respect to a Lender chosen by the Borrower.

                  "Eligible Equipment": all Equipment of a Credit Party (i) that is located at an improved Real Property site (which site is the subject of a first priority Lien in favour of the Agent or is the subject of a lease) or is located at a construction site for utilization by the Credit Party in connection with a construction project, (ii) that is in good and saleable condition, (iii) that is not, in the Agent's sole opinion, obsolete, damaged or unmerchantable and (iv) that the Agent shall, in its sole discretion deem Eligible Equipment, based upon such considerations as the Agent may from time to time in its sole and absolute discretion deem appropriate, including without limitation, compliance in all material respects with Environmental Laws and other Requirements of Law, the waiver by landlords of any leased property on which such Equipment is located of any landlord liens or hypothecs thereon or the undertaking by such landlords to provide to the Agent notice of any default of a Credit Party under the terms of the applicable lease and a 10 day period for the Agent to cure such default (such waiver or undertaking being hereinafter referred to as the "Landlord Agreement"). Unless otherwise determined by the Agent as aforesaid, Equipment shall not constitute Eligible Equipment unless it is subject to a perfected first priority Lien in favour of the Agent and is free and clear of all Liens, including Permitted Liens other than those referred to in paragraphs (a), (b), (f), (h) or (k) of Section 8.3.

                  "Eligible Inventory": all Inventory of each Credit Party which is located in the United States of America or Canada, which is in good and saleable condition and which is not, in the Agent's sole opinion, obsolete, damaged, slow moving or unmerchantable and which the Agent, in its sole and absolute discretion, shall deem Eligible Inventory based upon such considerations as the Agent may from time to time in its sole and absolute discretion deem appropriate, including, without limitation, any Loan Party's compliance in all material respects with Environmental Laws and other Requirements of Law and the waiver by landlords of any leased property on which Inventory is located of any landlord's Liens or hypothecs thereon. In general, unless otherwise determined by the Agent as aforesaid, Inventory shall not constitute Eligible Inventory unless it is subject to a perfected first priority Lien in favour of the Agent and is free and clear of all Liens including Permitted Liens other than those referred to in paragraphs
         (a), (b), (f), (h) or (k) of Section 8.3.

                  "Environmental Laws": any and all Federal, national, provincial, regional, state, local or municipal laws, rules, orders, regulations, by-laws, statutes, ordinances, codes, decrees, requirements of any Governmental Authority (including without limitation Canada, the United States and Australia) or other Requirements of Law (including common and/or civil law) from time to time in effect regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, including without limitation those relating to emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, chemicals or other Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, removal, elimination, disposal, transport, or handling of pollutants, contaminants, chemicals or other Materials of Environmental Concern.

                  "Equipment": with respect to any Person, all of the equipment, machinery and goods (excluding Inventory) of such Person, wherever located whether now owned or hereafter acquired, including without limitation, all apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto, that may properly be classified as a capital asset in accordance with GAAP, consistently applied.

                  "Equitable Share Mortgages":  the collective reference to:

                  (a) the Equitable Share Mortgage between CGA and the Agent creating a mortgage on the MDC Stock owned by CGA; and

                  (b) the Borrower Equitable Share Mortgage.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default": any of the events specified in Section 9; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Indebtedness":  the BTCC Indebtedness.

                  "Existing Indebtedness Documents": the BTCC Indebtedness Documents.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": any lease of property, real or personal, immoveable or moveable, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Forced Liquidation Value": as to Eligible Equipment, as determined by an Appraiser, the value of such Eligible Equipment, based on the assumption that it is sold under an immediate "auction" sale.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governing Documents": as to any Person, its articles and certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantees": the collective reference to the Parent Guarantee and the Subsidiary Guarantees.

                  "Guarantor": any Person executing and delivering a Guarantee pursuant to this Agreement.

                  "Hypothecated Securities": the collective reference to the Capital Stock hypothecated under each of the Hypothecation of Securities Agreements and under any other Security Documents hereafter executed as well as the MDC Stock charged pursuant to the Equitable Share Mortgages.

                  "Hypothecation of Securities Agreements": the collective reference to the Parent Hypothecation of Securities Agreements, the Borrower Hypothecation of Securities Agreements and the Subsidiary Hypothecation of Securities Agreements.

                  "Hypothecs": the collective reference to the Borrower Hypothecs, the Subsidiary Hypothecs and the Parent Security Documents.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvent":  pertaining to a condition of insolvency.

                  "Interest Payment Date": as to any Revolving Credit Loan, the last day of each month.

                  "Inventory": with respect to any Person, all now owned or hereafter acquired inventory, wherever located, including any such inventory which is in transit, as would be reflected on the financial statements of such Person in accordance with GAAP, and all documents of title or other documents representing such property.

                  "L/C Obligations": means with respect to any Lender, its pro rata share of the risk, based upon such Lender's Revolving Credit Commitment Percentage relating to any Letter of Credit and including its undertaking to advance a Revolving Credit Loan to fund any draw thereunder.

                  "Lenders": the lenders from time to time parties to this Agreement and named in Schedule I and their respective successors and assigns permitted hereunder, each of which is referred to herein as a Lender.

                  "Letter of Credit Agreement": the Letter of Credit Financing Supplement entered into between the Borrower and the Agent concurrently herewith, pertaining to the establishment or opening of Letters of Credit.

                  "Letters of Credit": as defined in Section 3.6(a).

                  "Letter of Credit Fee":  as defined in Section 3.6(i).

                  "Letter of Credit Limit": as defined in Section 3.6(b).

                  "Lien": (a) any mortgage, pledge, hypothec (legal or conventional), assignment, deposit arrangement, encumbrance, lien (statutory or other), deemed trust or actual trust, privilege, right, prior claim, charge, right of retention or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether choate or inchoate, whether or not crystallized or fixed, whether for amounts due or accruing due (including, without limitation, any conditional sale, installment sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), any seizure or attachment (unless such seizure or attachment is released and discharged within 10 days thereof or is contested in good faith and the Agent has been furnished with complete security in form, substance and amount acceptable to it against all loss and damages which it might suffer by reason thereof), and the filing of any financing statement or application for registration under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, and (b) to the extent not included in the foregoing, any reservation, exception, encroachment, easement, right of way, servitude, covenant, condition, restriction, title exception or other encumbrance affecting property.

                  "Loan Documents": this Agreement, the Letter of Credit Agreement, the Guarantees and the Security Documents.

                  "Loan Parties": the Borrower, the Parent and each Subsidiary Guarantor which is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect, as determined in the sole and absolute discretion of the Agent, on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable (after taking into account any insurance, reimbursement or cost - sharing arrangement pursuant to which the Borrower and/or its Guarantor Subsidiaries have received payment or have provided evidence satisfactory to the Agent, in its sole discretion, that such amount will be paid) by the Borrower and/or its Subsidiaries in excess of $1,000,000.00 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated in or under any Environmental Law, including, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), urea-formaldehyde insulation, chemicals known to cause cancer or reproductive toxicity, pollutants and contaminants.

                  "MDC":  McConnell Dowell Corporation Limited.

                  "MDC Stock":  the Capital Stock of MDC.

                  "MDC Stock Value": as of any date of determination, the value of the MDC Stock based upon the closing price on the immediately preceding trading date.

                  "MIL": as defined in the title paragraph of this Agreement.

                  "Mortgage": a security document entered into by a Loan Party in favour of the Agent creating a Lien on real or immoveable property owned by such Loan Party.

                  "Net Proceeds": (i) the aggregate cash consideration received by a Loan Party in connection with any transaction referred to in
         Section 4.5(c) less (ii) the expenses

         (including out-of-pocket expenses) incurred by such Loan Party in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) and the amount of any federal, state and provincial taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Agent at the time of such transaction.

                  "Non-Excluded Taxes":  as defined in Section 4.12.

                  "Non-Guarantor Subsidiary": a Subsidiary which is not a Guarantor Subsidiary.

                  "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Revolving Credit Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Revolving Credit Loans, and all other obligations and liabilities of the Loan Parties to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, any outstanding Letter of Credit, the Guarantees, the Security Documents and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

                  "Parent": as defined in the title paragraph of this Agreement.

                  "Parent Guarantee": the Guarantee by the Parent in favour of the Agent, guaranteeing the Obligations, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Parent Hypothecation of Securities Agreement": the Hypothecation of Securities granted by the Parent in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, the Capital Stock owned by the Parent including, without limitation, the Capital Stock of the Borrower owned by the Parent, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Parent Moveable Hypothec": the Hypothec on Moveable Property (General) granted by the Parent in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, a universality of all present and future moveable property owned by the Parent, as same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Parent Security Documents": the collective reference to the Parent Moveable Hypothec and the Parent Hypothecation of Securities Agreement.

                  "Participant":  as defined in Section 11.6(b).

                  "Permitted Liens":  as defined in Section 8.3.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": any pension or other employee benefit plan and which is: (a) a plan maintained by a Loan Party or any Related Company; (b) a plan to which a Loan Party or any Related Company contributes or is required to contribute; (c) a plan to which a Loan Party or any Related Company was required to make contributions at any time during the five
         (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which a Loan Party or any Related Company has incurred or may incur liability, including contingent liability, either to such plan or to any person, administrator or Public Authority.

                  "Prime Rate": for the purpose of this Agreement means the rate of interest publicly announced from time to time by BNY at its principal office in New York as its prime rate or prime lending rate. This rate of interest is determined from time to time by BNY as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by BNY to any particular class or category of customers of BNY. BNY may make commercial loans or other loans at a rate of interest at, above or below the Prime Rate.

                  "Properties":  as defined in Section 5.22.

                  "Public Authority": the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation, commission, tribunal, committee, board or other instrumentality of any of the foregoing and includes, without limitation, any pension board.

                  "Real Property": The real or immoveable properties owned by any of the Loan Parties and located at the locations listed in Schedule II as well as such other real or immoveable properties which may at any time be purchased or otherwise acquired by any of the Loans Parties.

                  "Register":  as defined in Section 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Related Company": any corporation "related" to a Loan Party within the meaning of the Income Tax Act of Canada, any member of any controlled group of corporations of which any of the Loan Parties is a part, or any trade or business (whether or not incorporated) which together with a Loan Party would be treated as a single employer.

                  "Required Lenders": at any time, Lenders the Credit Exposure Percentages of which aggregate at least 66-2/3%.

                  "Requirement of Law": as to any Person, the certificate and articles of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, order, rule, regulation, judgment or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer or the president of the relevant Loan Party or, with respect to financial matters, the chief financial officer of the relevant Loan Party.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower and its L/C Obligations in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Loan" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans and L/C Obligations constitutes of the aggregate principal amount of the Revolving Credit Loans and L/C Obligations then outstanding).

                  "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Termination Date.

                  "Revolving Credit Loans":  as defined in Section 3.1.

                  "Security Documents": the collective reference to the Parent Security Documents, the Borrower Security Documents and the Subsidiary Security Documents and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

                  "Steen":  as defined in the title paragraph of this Agreement.

                  "Steen Hypothecation of Securities Agreement": the Hypothecation of Securities granted by Steen in favour of the Agent and the Lenders, creating a hypothec on, and a security interest in, the Capital Stock owned by Steen including, without limitation, the Capital Stock of Becker and Becker NFLD owned by Steen, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Debentures": each Fixed and Floating Charge Demand Debenture issued by a Guarantor Subsidiary in favour of the Agent, creating a mortgage, pledge and charge on the property of the Guarantor Subsidiary, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Subsidiary Guarantees": the collective reference to each Guarantee by a Guarantor Subsidiary in favour of the Agent and the Lenders, guaranteeing the Obligations, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Subsidiary Guarantors": the collective reference to DBI, Steen, Davie, CGA, Becker, Becker NFLD, MIL, and any other Subsidiary which may at any time execute and deliver a Subsidiary Guarantee.

                  "Subsidiary Hypothecs": the collective reference to the Subsidiary Immoveable Hypothecs, the Subsidiary Moveable Hypothecs and the Subsidiary Hypothecation of Securities Agreements;

                  "Subsidiary Hypothecation of Securities Agreements": the collective reference to the Davie Hypothecation of Securities Agreement and the Steen Hypothecation of Securities Agreement.

                  "Subsidiary Immoveable Hypothecs": the collective reference to each Hypothec on Immoveable(s), Leases, Rents and Insurance granted by a Guarantor Subsidiary in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, the charged property described therein, as the same may be amended, supplemented, restated, replaced or modified from time to time;

                  "Subsidiary Moveable Hypothecs": the collective reference to each Hypothec on Moveable Property (General) granted by a Guarantor Subsidiary in favour of the Agent and the Lenders, creating a hypothec on, and security interest in, a universality of all present and future moveable property owned by a Guarantor Subsidiary, as the same may be amended, supplemented, restated, replaced or modified from time to time.

                  "Subsidiary Pledges of Debenture": each Pledge Agreement entered into by a Guarantor Subsidiary in favour of the Agent pursuant to which the Guarantor Subsidiary pledges and hypothecates the Subsidiary Debenture to the Agent, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "Subsidiary Security Documents": the collective reference to the Subsidiary Debentures, the Subsidiary Pledges of Debenture, the Subsidiary Hypothecs, the Australian Security Documents and the Becker Intercorporate Moveable Hypothec.

                  "Termination Date": the date on which this Agreement terminates pursuant to Section 3.7.

                  "Termination Event": with respect to any Plan, (a) the withdrawal of a Loan Party or any Related Company from a Plan during a plan year; or (b) the treatment of a Plan amendment as a termination; or (c) the institution of proceeding by any Public Authority to terminate or to have a trustee appointed to administer a Plan; or (d) any other event or condition which might constitute grounds for termination of, winding up, in whole or in part, or the appointment of a trustee to administer any Plan.

                  "Transferee":  as defined in Section 11.6(f).

                  "Tri-partite Agreement": the Deed Relating to Chess Securities entered into between the Agent, CGA and MDC pertaining to the regulation of the conversion by MDC of the MDC Stock to uncertificated form.

                  1.2      Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Loan Parties and the Non-Guarantor Subsidiaries not defined in Section
         1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.        [RESERVED.]

SECTION 3.        AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  3.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower and/or to issue or arrange for issuance of letters of credit ("Letters of Credit") from time to time during the Revolving Credit Commitment Period in an aggregate principal amount of Revolving Credit Loans and of L/C Obligations at any one time outstanding not to exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment then in effect and (ii) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base then in effect; provided, that the Revolving Credit Commitments shall terminate at 3:00 p.m., Montreal time, 30 days following the date hereof, if no Revolving Credit Loans have been made at or before that time. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing and requesting the issuance of Letters of Credit, all in accordance with the terms and conditions hereof.

                  3.1.1 The Borrower confirms and agrees that (i) the rights of the Agent and each Lender presently existing and any other Lender from time to time a party to this Agreement by way of assignment or otherwise are solidary and each of them is entitled to demand repayment of the principal amount of all Revolving Credit Loans outstanding from time to time and to exact the whole performance of the Obligations from the Borrower, to benefit from the security created pursuant to the Security Documents, to give a full acquittance for the Obligations and to exercise all rights and recourses under the Loan Documents, and the obligations of the Borrower arising from any Revolving Credit Loan advanced by or Letter of Credit issued or arranged by any of them will form part of the Obligations, will be secured by the Security Documents and the Agent and all other Lenders will have a solidary interest therein; and (ii) the obligation to make Revolving Credit Loans and to issue or arrange for the issuance of Letters of Credit is several, and not joint and several or solidary and, accordingly, the Borrower's recourse against any Lender with respect thereto, will be limited to the amount of such Lender's Revolving Credit Commitment. The foregoing shall not affect, as amongst the Lenders, the right of each Lender to receive its pro rata share of the principal of and interest on the Revolving Credit Loans and any fees and other amounts to which a Lender is entitled hereunder in accordance with its Revolving Credit Commitment Percentage or on such other basis as may be provided in this Agreement or the obligation of a Lender to make the amount of its pro rata share of each borrowing available and to bear its pro rata share of the risk with respect to each Letter of Credit, the whole in accordance with the provisions of this Agreement.

                  3.1.2 On the Closing Date and until otherwise advised in writing by the Agent to the Borrower, the Revolving Credit Commitments will be limited to $25,000,000.00. The Borrower acknowledges that the Agent will have no obligation to make Revolving Credit Loans or Letters of Credit available in excess of such amount. The Agent will notify the Borrower of an increase in the Revolving Credit Commitment if and when arrangements are made for other Lenders to make such increased Revolving Credit Commitments available. The Agent will diligently attempt to arrange for such other Lenders, however, the Borrower acknowledges that the Agent has not given any representation or undertaking to the Borrower, any of the other Loan

Parties or any other Person as to its ability to arrange for the participation of other Lenders and the Agent will have no liability of any nature whatsoever in the event that such participations do not occur. The Agent confirms that until the Revolving Credit Commitments have been increased to $40,000,000.00, it will not sell or assign any of its rights or interests under this Agreement unless as a result the Revolving Credit Commitments are increased by the amount of the participating interest of the Participant or Assignee, as the case may be. In the event that by October 15, 1997, the Agent has not arranged for other Lenders to make Revolving Credit Commitments available for the additional $15,000,000.00, the Borrower may attempt to arrange for other Lenders to provide the additional financing. Any person whose involvement is so arranged by the Borrower will be subject to the prior approval of the Agent, which will not be unreasonably withheld if such person is an Eligible Assignee.

                  3.2      [RESERVED]

                  3.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day in an aggregate principal amount not exceeding the lesser of (A) the aggregate Available RC Commitments then in effect and (B) the Borrowing Base then in effect, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Montreal time, on the requested Borrowing Date, specifying the amount to be borrowed and the requested Borrowing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $100,000 or a whole multiple thereof, or, if the then Available RC Commitments are less than $100,000, such lesser amount. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing (including, without limitation, a borrowing to fund a draw under a Letter of Credit) available to the Agent for the account of the Borrower at the office of the Agent specified in Section 11.2 prior to 1:00 p.m., Montreal time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  3.4      [RESERVED.]

                  3.5      [RESERVED.]

                  3.6 "Letters of Credit": The following will apply with respect to Letters of Credit:

                  (a) Subject to the terms and conditions hereof, at the request of the Borrower, the Agent shall arrange for issuance of letters of credit ("Letters of Credit") for the Borrower. In connection with any such request, the Borrower shall deliver to the Agent prior to 10:00 a.m., Montreal time, 2 Business Days prior to the date on which the Letter of Credit is to be issued, a letter of credit application completed to the satisfaction of the Agent and such other certificates, documents and information as the Agent may reasonably request.

                  (b) The Borrower will not be entitled to the issuance of any Letter of Credit to the extent that the face amount thereof would then cause the sum of the outstanding Revolving Credit Loans plus outstanding Letters of Credit to exceed the amount referred to in the first sentence of Section 3.1 or if the aggregate amount of outstanding Letters of Credit would then be in excess of $2,000,000.00 ("Letter of Credit Limit"). All disbursements or payments relating to the Letters of Credit shall be deemed to be Revolving Credit Loans and shall bear interest at the rates provided in this Agreement.

                  (c) No Letter of Credit shall have an expiry date later than the last day of the initial three (3) year term or, if this Agreement is renewed, the last day of any subsequent renewal term.

                  (d) Each letter of credit application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication no. 500 and any amendments or revisions thereof.

                  (e) Standby Letters of Credit issued to guarantee the obligations of the Borrower or any other Credit Party will not be subject to automatic extensions or renewals.

                  (f) In connection with the issuance of any Letter of Credit, the Borrower shall indemnify, save and hold the Agent and the Lenders harmless from any loss, cost, expense or liability, including without limitation the issuing or accepting bank's standard issuance fees and payments made by the Agent or any Lender, and expenses and reasonable attorneys' fees incurred by the Agent or any Lender arising out of or in connection with any Letter of Credit. The Borrower shall be bound by any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit although this interpretation may be different from the Borrower's interpretation and none of the Agent, the Lenders nor any its or their correspondents shall be liable for any error, negligence, whether of omission or commission, in following the Borrower's instructions or those contained in any Letter of Credit or any modification, amendment or supplement thereto or in creating or paying any Letter of Credit, except for the Agent's, the Lenders' or correspondents' wilful misconduct or gross negligence.

                  (g) The Borrower shall authorize and direct and does hereby authorize and direct any bank which issues a Letter of Credit to name the Borrower as the Account Party therein and to deliver to the Agent all instruments, documents and other writings and property received by the Bank pursuant to the Letter of Credit or in connection with any acceptance and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor and any acceptance.

                  (h) The Borrower hereby appoints the Agent, or its designee as its attorney, with full power of authority (i) to sign and/or endorse the Borrower's name upon any warehouse receipts or any other receipts, letter of credit applications and acceptances; (ii) to sign the Borrower's name on bills of lading; (iii) to clear inventory through customs in the name of the Borrower or the Agent or its designee, to sign and deliver to customs officials, powers of attorney in the name of the Borrower for such purpose; and (iv) to complete in the Borrower's name or in the name of the Agent or its designee any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof. None of the Agent, the Lenders nor its or their attorneys will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law, except resulting from its or their wilful misconduct or gross negligence. This power is irrevocable as long as any Letter of Credit remains outstanding.

                  (i) The Borrower will pay a fee ("Letter of Credit Fee") with respect to each Letter of Credit issued at the rate of .25% for each 30 days or portion thereof based on the face amount of each Letter of Credit, calculated from issuance until cancellation, expiry or payment. In addition, the Borrower will pay any bank and other charges incurred in respect each Letter of Credit.

                  (j) Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit Agreement.

                  3.7 "Termination of Agreement": Subject to the rights of termination provided herein, this Agreement shall be for an initial term of three (3) years ending on the third anniversary of the Closing Date and, unless terminated, shall be renewed, automatically, for successive terms of one (1) year. This Agreement may be terminated as follows and the date on which the Agreement terminates is herein referred to as the "Termination Date":

                  (a) Each of the Agent and the Borrower may terminate this Agreement at the end of the initial term or any subsequent renewal term by giving the other 60 days' prior written notice, in which case the fee provided for in Section 4.10 will not be payable.

                  (b) The Borrower may terminate this Agreement at any other time upon 60 days' prior written notice provided that the Borrower repays all of the Obligations, the early termination fee as provided for in Section 4.10, as well as the collateral monitoring fee provided for in Section 4.9 for the balance of the initial three (3) year term or any one (1) year renewal term, as the case may be.

                  (c) The Agent may terminate this Agreement at any time without notice upon the occurrence of an Event of Default, in which case the fee provided for in Section 4.10 will be payable.


SECTION 4.        GENERAL PROVISIONS APPLICABLE TO REVOLVING CREDIT LOANS

                  4.1 Interest Rates and Payment Dates.

                  (a) Each Revolving Credit Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) If all or a portion of (i) any principal of any Revolving Credit Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Revolving Credit Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus .50% per annum or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (a) of this Section plus .50% per annum, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

                  (d) If on any five Business Days (whether or not consecutive) occurring in any calendar month the amount of Revolving Credit Loans outstanding on each such Business Day exceeds the lesser of the Borrowing Base and the Revolving Credit Commitments as in effect for each such Business Day, then the average daily balance of all Revolver Advances outstanding on each day during such month shall bear interest at the rate determined pursuant to clause (a) of this Section 4.1 plus a per annum rate of 0.50%. The foregoing will apply whether the excess results from the permission granted by the Agent pursuant to Section 4.5(d) or for any other reason.

                  4.2 [RESERVED.]

                  4.3 [RESERVED.]

                  4.4 [RESERVED.]

                  4.5 Mandatory Repayments.

                  (a) Subject to Section 4.13, if on any date on which a Borrowing Base Certificate is delivered pursuant to Section 7.2(c), the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Borrowing Base, the Borrower shall repay the Revolving Credit Loans in an amount equal to the amount of such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate. For purposes of this Section 4.5(a), in the event that the assets of Becker included in the calculation of the Borrowing Base exceed the Becker Intercorporate Indebtedness, the Borrowing Base will be reduced by an amount equivalent to such excess.

                  (b) Subject to Section 4.13, if on any date the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Revolving Credit Commitments, the Borrower shall immediately repay the Revolving Credit Loans in an amount equal the amount of such excess.

                  (c) Unless the Required Lenders otherwise agree, the Borrower shall prepay the Revolving Credit Loans and reduce the Revolving Credit Commitments in an amount equal to (i) provided that there has not occurred a Default or an Event of Default, 50% and, otherwise, 100% of the Net Proceeds of any sale or issuance of debt securities, and 50% of the Net Proceeds of any sale or issuance of any equity securities, in either case by any Loan Party, whether in a public offering, a private placement or otherwise, (ii) 100% of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets not made in the ordinary course of business by any Loan Party, (iii) 100% of the Net Proceeds of any insurance proceeds paid as a result of any destruction, casualty or taking of any property of any Loan Party; in any such case no later than 3 Business Days following receipt by such Loan Party of such proceeds, together with accrued interest to such date on the amount prepaid; provided, however, that (i) no such prepayment shall be required pursuant to subclause
         (ii) or (iii) of this Section 4.5(c) unless the aggregate amount of such Net Proceeds received and the reduction of the Revolving Credit Commitments pursuant to Section 4.5(c)(ii) is at least $100,000 and
         (ii) no such prepayment shall be required pursuant to subclause (iii) of this Section 4.5(c) if the Agent consents to the Loan Party in question utilizing the insurance proceeds to replace or repair the property in question, which consent will not be unreasonably withheld provided that there has not occurred a Default or Event of Default, that the proceeds are sufficient to complete the repair or replacement of the property in question and that the event or circumstance giving rise to the insurance proceeds has not resulted in a Material Adverse Effect which will continue to exist after the repair or replacement. Nothing in this Section 4.5(c) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 4.5(c), including without limitation the restrictions set forth in Sections 8.2, 8.5 and
         8.6 hereof.

                  (d) Notwithstanding the provisions of paragraphs (a) and (b) of this Section and subject to Section 4.1(c), the Lenders may, in their sole and absolute discretion and without waiver of any right hereunder, permit the amount of the Revolving Credit Loans to exceed the Borrowing Base for such time and upon such terms and conditions as they may determine.

                  (e) The Borrower shall repay the Revolving Credit Loans and all other Obligations on the Termination Date.

                  4.6 Computation of Interest and Fees; Interest Act (Canada).

                  (a) Commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  (b) Unless otherwise stated, wherever in this Agreement, reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed in the period, and, in any such case, using the nominal rate method of calculation (and not the effective rate method of calculation or any other method that contemplates deemed reinvestment of interest). All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  (d) For the purposes of this Agreement, whenever interest, fees or other amounts referred to hereunder are to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be determined and divided by 360.

                  4.7 [RESERVED.]

                  4.8 Pro Rata Treatment and Payments.

                  (a) Each borrowing by the Borrower from the Lenders hereunder, the sharing of the risk with respect to each outstanding Letter of Credit, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be shared or made pro rata according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without abatement, compensation, set-off or counterclaim and shall be made prior to 12:00 noon, Montreal time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's Applicable Lending Office, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Each Loan Party recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Accounts may not be collectible by the Agent on the date received. The Agent shall only conditionally credit the Borrower's account on the Agents books at such time as the Agent receives such payment. In making computations under this Agreement, the settlement date for each payment received, and the date on which the corresponding Account shall be deemed paid for purposes of calculating the Revolver Borrowing Base, shall be 3 calendar days after the date on which the payment is actually collected by the Agent. The Agent shall not, however, be required to credit the Borrower's account for the amount of any item of payment which is unsatisfactory to the Agent in its reasonable discretion and the Agent may charge the Borrower's account for the amount of any item of payment which is returned to the Agent unpaid.

                  (c) Until the earlier to occur of a Default or an Event of Default, any Ledger Debt (as defined immediately below) owed to any Lender by a Loan Party in the ordinary course of such Loan Party's business, as an account debtor, may be paid solely to such Lender, with such deduction(s) as are proper and valid in the ordinary course of business with respect to the related sales. For so long as a Default or Event of Default shall have occurred and be continuing, all such payment(s) shall be made without any deduction whatsoever, including but not limited to any deduction for setoff or counterclaim. For purposes of this subparagraph, the term "Ledger Debt" shall mean and include all indebtedness and obligations due or to become due to a Lender from a Loan Party by reason of or in connection with the sale of goods and/or the rendering of services from any client of such Lender to a Loan Party, as an account debtor, as to which the resulting account receivable is sold or assigned to such Lender at any time and from time to time by such client(s).

                  (d) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive and binding in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Agent by such Lender within 3 Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the Alternate Base Rate, on demand, from the Borrower.

                  4.9 Various Fees.

                  (a) Arranging Fee. The Borrower has agreed to pay to the Agent, for its own account and not for the account of any Lender, an Arranging Fee of $250,000.00 (based on Revolving Credit Commitment of $25,000,000.00), which fee has been paid to the Agent in consideration of the execution and delivery of this Agreement by the Agent. In the event that the Revolving Credit Commitments are increased as a result of a Lender whose involvement is arranged by the Agent, forthwith upon such increase taking effect, the Borrower shall pay to the Agent an additional Arranging Fee equivalent to $10,000.00 for each $1,000,000.00 of additional Revolving Credit Commitment (which, based on Revolving Credit Commitments of $40,000,000.00 will be for a maximum of $400,000.00). The Agent is hereby authorized to withhold the amount of such fee from the proceeds of disbursement of further Revolving Credit Loans.

                  (b) Collateral Monitoring Fee. The Borrower agrees to pay to the Agent, for its own account and not for the account of any Lender, a collateral monitoring fee of $10,000.00 per month on the 15th day of each month for each month commencing with the month in which the Closing Date occurs and ending with and including the month in which the Termination Date occurs. The collateral monitoring fee for the month in which the Closing Date occurs will be pro-rated in the event that the Closing Date occurs on a day other than the first day of the month.

                  (c) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available RC Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date commencing on the first of such dates to occur after the date hereof.

                  4.10 Early Termination Fee. If the Borrower shall terminate this Agreement during any annual period following the Closing Date set forth below, the Borrower shall concurrently pay to the Agent for the account of each Lender an early termination fee in the amount equal to the percentage of the Revolving Credit Commitment set forth opposite the period in which such termination occurs below:

      If Termination Date Occurs in             Borrower Shall Pay __% of the
       Year Following Closing Date               Revolving Credit Commitment
       ---------------------------                   on Termination Date
                                                     -------------------
          Year 1                                            4.00%

          Year 2                                            2.00%

          Year 3 and thereafter                             1.00%

                  4.11 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any of the other Loan Documents or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.12 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) shall impose on such Lender any other condition;

         and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making Revolving Credit Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive and binding upon the Loan Parties in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  (d) Solely for the purposes of this Section 4.11, references to "Lender" shall, in the case of the Agent when acting as a Lender hereunder, include any bank controlling the Agent.

                  (e) The agreements in this Section 4.11 shall survive the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.12 Taxes.

                  (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. In the event that the Agent or any Lender, in its sole opinion, receives or is granted a credit against or relief, deduction or omission for, or repayment of, any tax paid or payable by the Agent or any Lender in respect of or calculated with reference to the deduction or withholding giving rise to an additional payment under this Section, then the Agent or the Lender, as the case may be, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, deduction, omission or repayment, shall pay or cause to be paid to the Borrower such amount that the Agent or the Lender, as the case may be, shall have reasonably concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of any rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the Agent's and the Lenders' rights to arrange their respective tax affairs in whatever manner they may think fit. In particular, the Agent and the Lenders shall not be under any obligation to claim credit, relief, remission or repayment from or against their corporate profits or similar tax liability in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits, or deductions available to the Agent and the Lenders.

                  (b) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.13 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.14 Lending Offices. Revolving Credit Loans made by any Lender shall be made and maintained at such Lender's Applicable Lending Office.

                  4.15 Bank Charges. The Borrower shall additionally pay to the Agent all reasonable and customary bank charges paid or incurred by the Agent for the Borrower's account, including, without limitation, charges for wire transfers.


SECTION 5.        REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

                  5.1 Financial Condition.

                  (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at June 30, 1997.

                  (b) The pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997, certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Agent and each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Revolving Credit Loans to be made on the Closing Date, (ii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (iii) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith using assumptions deemed reasonable by the Borrower as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly, on a pro forma basis, the consolidated financial position of the Borrower and its Subsidiaries as at June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred on such date.

                  (c) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries, copies of which have heretofore been furnished to the Agent, have been prepared in good faith using assumptions deemed reasonable by the Borrower under the direction of a Responsible Officer of the Borrower, and in accordance with GAAP, except that such forecast and projections do not include footnotes and other disclosures which may be required pursuant to GAAP. The Borrower has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect.

                  5.2 No Change. (a) Since June 30, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from June 30, 1997 to and including the date hereof, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                  5.3 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign or extra-provincial corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party which is intended to become a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party which is a party to it enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favour of the Agent).

                  5.6 No Material Litigation. Except as disclosed in Schedule
5.6. No litigation, investigation or proceeding of or before any court, tribunal, administrative board, arbitrator, Governmental Authority or other authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of its or their respective properties or revenues and there are no unexecuted judgments pending against any Loan Party, the whole (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, in the aggregate, have a Material Adverse Effect.

                  5.7 No Default. No Loan Party nor any Non-Guarantor Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Each Loan Party has good record and marketable title (in fee simple where applicable) to, or a valid leasehold interest in, all its real and immoveable property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Liens except for Permitted Liens.

                  5.9 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Loan Party could reasonably be expected to have a Material Adverse Effect.

                  5.11 Taxes. Except as disclosed on Schedule 5.11, each Loan Party has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Party; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.12 Federal Regulations. No part of the proceeds of any Revolving Credit Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  5.13 Plans.

                  (a) None of the Loan Parties is or is required to be a member of, or a party to, any employee benefit, pension or similar plan that is subject to ERISA.

                  (b) Except as set forth Schedule 5.13(b), none of the Loan Parties has any Plan and said schedule contains a true, complete and correct list of all monthly and other payments in respect of such Plans which are registered pension plans (on account of contributions, special contributions or unfunded liability or solvency deficiencies) or otherwise.

                  (c) Except as set forth in Schedule 5.13(b), no Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Plan.

                  (d) Except as set forth in Schedule 5.13(b), none of the Loan Parties has ceased to participate (in whole or in part) as a participating employer in any Plan which is a registered pension plan or has withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal.

                  (e) Except as set forth in Schedule 5.13(b), none of the Loan Parties has any unfunded liability on wind-up or withdrawal liability, including contingent withdrawal or wind-up liability, to any Plan or any solvency deficiency in respect of any Plan.

                  (f) Except as set forth in Schedule 5.13(b), none of the Loan Parties has any unfunded liability on wind-up or any liability in respect of any Plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due and no Lien, except inchoate Liens for contribution amounts accruing but not yet due, exists for or in respect of any Plan.

                  (g) Each of the Loan Parties has made all contributions to its Plans required by law or the terms thereof to be made by it or them when due and none of the Loan Parties is in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements and similar documents in respect of the Plans required to be made or paid by it or them pursuant to any Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement.

                  (h) None of the Loan Parties (i) is liable or, to the best of the knowledge of the Borrower, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any Plan, any fiduciary duty, any law or agreement in relation to any Plan, and (ii) has any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records.

                  (i) All vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the Loan Parties books and records.

                  (j) Without limiting the foregoing, all of the Plans of the Loan Parties are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Income Tax Act of Canada, and the Pension Benefits Act of Ontario, any successor legislation thereto, and other applicable laws of any jurisdiction.

                  (k) There are no outstanding or pending or, to the best of the knowledge of the Loan Parties, threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefits or that could give rise to any material liability).

                  5.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  5.15 Subsidiaries. Schedule 5.15 sets forth the name of each direct or indirect Subsidiary of the Borrower and the Parent, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

                  5.16 Security Documents.

                  (a) The provisions of each Security Document are effective to create in favour of the Agent for the ratable benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party thereto in the "Collateral" described therein.

                  (b) (i) when financing statements, registrable copies of the Security Documents, or when applications for registration in the appropriate Land Register, in the case of hypothecs affecting immoveable property, or in the Register of Personal and Moveable Real Rights, in the case of hypothecs affecting moveable property, have been filed in the offices in the jurisdictions listed in Schedule 5.16, the Security Documents shall each constitute a fully perfected or duly registered and recorded, as the case may be, first Lien and hypothec on and security interest in, all right, title and interest of the Loan Party thereto in the Collateral described therein, which can be perfected by such filing;

                  (ii) when certificates representing the Hypothecated Securities are delivered to the Agent, together with stock powers or powers of attorney endorsed in blank by a duly authorized officer of the grantors of the security, and in the case of any Subsidiaries of the Borrower that are organized and existing under the laws of Australia, Canada or any province thereof, certified extracts of resolutions of the directors of the corporation issuing any such Hypothecated Securities duly authorizing the hypothecation or mortgage thereof and any transfer upon any realization upon the security, the Hypothecation of Securities Agreements and the Equitable Share Mortgages shall each constitute a fully perfected first Lien on all right, title and interest of the Loan Party thereto in the Collateral described therein.

                  5.17 Accuracy and Completeness of Information.

                  (a) All factual information, reports and other papers and data with respect to the Loan Parties (other than projections) furnished, and all factual statements and representations made, to the Agent or the Lenders by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

                  (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Agent or the Lenders were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in
         Section 5.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Agent or the Lenders prior to the Closing Date.

                  5.18 Labour Relations. No Loan Party is engaged in any unfair labour practice which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 5.18, there is (a) no unfair labour practice compliant pending or, to the best knowledge of each Loan Party, threatened against a Loan Party before any court of law including, without limitation, any administrative boards which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labour dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.]; (d) no outstanding claims of any kind or nature nor any outstanding assessment against any Loan Party arising out of The Act Respecting Industrial Accidents and Occupational Diseases (Workmen's Compensation); (e) no known infractions by any Loan Party under The Act Respecting Occupational Health and Safety; and (f) no outstanding civil, criminal and/or penal claims pending or threatened against any Loan Party including, but not limited to, liability, severance or unpaid wage claims.

                  5.19 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 5.19, which insurance meets the requirements of Section 7.5 hereof and any applicable provisions of the Hypothecs as of the date hereof and the Closing Date.

                  5.20 Solvency. On the Closing Date, after giving effect to the repayment of the Existing Indebtedness and to the incurrence of all indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith, (i) the amount of the "present fair saleable value" of the assets of the Loan Parties, taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Borrower and of Loan Parties, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal, provincial and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Loan Parties, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Loan Parties, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither the Borrower nor the other Loan Parties, taken as a whole, will, as of such date, have an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Loan Parties, as a whole, will be able to pay their respective debts as they mature. For purposes of this
Section 5.20, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  5.21 Purpose of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used by the Borrower to repay the Existing Indebtedness, to finance the working capital requirements of the Credit Parties in the ordinary course of business and to pay fees and expenses incurred in connection herewith.

                  5.22 Environmental Matters. Except as set forth on Schedule 5.22:

                  (a) The facilities and properties owned, leased or operated by or under the care and control of the Loan Parties (the "Properties") do not and will not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which
         (i) constitute, will constitute or have constituted a violation of, or
         (ii) could give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (b) The Properties and all operations at the Properties are, and have at all times been, in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Loan Parties (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof and the Properties are in compliance with industry standards and all generally accepted norms and guidelines applicable thereto.

                  (c) There are proper measures and procedures in place at each of the Properties in connection with the protection of the environment, the day-to-day operations and the health and safety of the employees of the Loan Parties and others involved in the operations of each Loan Party's Business.

                  (d) No Loan Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) The Borrower is not aware of any pending or proposed changes to any law or regulation including, without limitation, any Environmental Law, in any jurisdiction in which it operates which would render its current activities illegal or in non-compliance.

                  (f) Materials of Environmental Concern have not been nor will be transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been, nor will any such Materials of Environmental Concern will be, generated, treated, stored or disposed of at, on or under any of the Properties nor sold, shipped or transferred from the Properties to a third party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (g) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties threatened, under any Environmental Law to which any Loan Party is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law or relating to environmental matters with respect to the Properties or the Business.

                  (h) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Loan Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (i) Each Loan Party has obtained and shall continue to obtain as and when required under all Environmental Laws, all permits, licenses, depollution attestations and other authorizations or declarations which are required for and material to the conduct of its respective business and shall at all times be and remain in full compliance with all terms and conditions of such permits, licenses, depollution attestations, authorizations and declarations.

                  (j) Each of the representations and warranties set forth in Sections 5.22(a) through (i) is true and correct with respect to each of the facilities and properties owned, leased or operated by the Non-Guarantor Subsidiaries, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to result in the payment of a Material Environmental Amount.

                  5.23 Regulation H. No Mortgage or leasehold mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

                  5.24 Real Property.

                  (a) No part of the Real Property has been condemned, taken or expropriated by any provincial, state, municipal or any other competent authority and no alteration, repair, improvement or other work has been ordered or directed to be done or performed to or in respect of such property by any provincial, state, municipal or any other competent authority which has not been done or performed.

                  (b) Except for Permitted Liens, there are no Liens, easements, encroachments, rights-of-way, servitudes, work orders, licenses, concession agreements, leases or tenancies affecting the Real Property.

                  (c) There are no overdue amounts owing in respect of the Real Property including any leasehold property (to the extent the Loan Parties are or may be liable for same) to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other things leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities.

                  (d) None of the Loan Parties retains any interest, beneficially or otherwise, in any land abutting the Real Property either by way of fee or equity of redemption in, or a power or right to grant or exercise a power of appointment with respect to, any such land abutting the Real Property.

                  (e) The buildings on the Real Property are located entirely within the limits of such Real Property, as the case may be, and all present uses in respect of the Real Property may lawfully be continued and all permitted uses are satisfactory for the Loan Parties current and intended purposes.

                  (f) There are no unsatisfied judgments against any Loan Party and there are no writs of execution which would affect the Real Property, including on any of their interests in any leasehold property.

                  (g) Except as set forth on Schedule 5.24(g) and Schedule 5.11, all real property taxes, rates, assessments, levies, surtaxes, and other impositions, including local improvement rates, have been paid to date in respect of the Real Property.

                  (h) All accounts for work and service performed and materials placed or furnished upon or in respect of the Real Property, including any of its leasehold property, including any claims by any municipal, provincial or other competent authority, have been fully paid and no one is entitled to claim a lien under the Construction Lien Act of Ontario or a hypothec or prior claim under Quebec law (or any similar law or legislation of any other jurisdiction) against such Real Property or any part thereof.

                  (i) The Lender's security interests and Liens are not being granted with the intention of securing the financing of any alteration, addition, improvement or repair to, or any construction, erection, demolition or installation on or in respect of the Real Property or any structure thereon, nor is it being taken to repay any hypothec or mortgage the proceeds of which were so used.

                  (j) No Inventory is located at any location not owned by and in the name of any Loan Party except as indicated in Schedule 5.24(j).

                  (k) All arrears of rent in respect of leased property of any Loan Party have been paid and satisfied and no default has occurred and is being invoked under any lease to which a Loan Party is party.

                  5.25 MIL Davie Inc. ("MIL Davie")

                  (a) Pursuant to a Resolution of the Directors of MIL Davie duly passed on May 27, 1996, it was resolved that MIL Davie file an application with the Inspecteur general des institutions financieres to surrender its charter.

                  (b) Pursuant to a Convention de distribution ("Distribution Agreement") dated May 28, 1996 between MIL Davie and Le Groupe MIL Inc. (now known as Davie), MIL Davie transferred to Davie all of its assets, moveable and immoveable, corporeal and incorporeal with the exception of those contracts specifically excluded in the Distribution Agreement ("Excluded Contracts").

                  (c) MIL Davie has transferred to Davie the benefit of the Excluded Contracts.

                  (d) MIL Davie does not own and will not acquire any assets and does not and will not carry on any business operations.

                  5.26 Workers' Compensation. None of the Loan Parties has any unpaid workers' compensation or like obligations except as are being incurred and paid on a current basis in the ordinary course of business and there are no proceedings, claims, actions, orders or investigations relating to worker's compensation outstanding, pending or, to their knowledge, threatened relating to them or any of their employees or former employees.

                  5.27 Bonding Company. None of the Loan Parties has entered into any arrangements with any Person, other than American Home Assurance Company, Compagnie d'Assurance Wellington and London Guarantee Insurance Company, to obtain any performance, bid, material and labour or warranty bonds or like instruments except such arrangements as have been terminated and there are no agreements, indemnities, undertakings or security in favour of any such Person, other than American Home Assurance Company, which have not been released and terminated.

                  5.28 Parent's Business Operations. The Parent is a holding company only and does not conduct or otherwise engage in any active business operations. The parent will not acquire any business assets or establish an office or other facility in any jurisdiction other than those jurisdictions in which it is located on the date of this Agreement, without obtaining the prior written consent of the Agent.


SECTION 6.        CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Revolving Credit Loans. The agreement of each Lender to make the initial Revolving Credit Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Revolving Credit Loan, of the following conditions precedent:

                  (a)   Loan Documents. The Agent shall have received:

                  (i) this Agreement, executed and delivered by a duly authorized officer of each of the Loan Parties, with a counterpart for each Lender,

                  (ii) the Letter of Credit Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,

                  (iii) each of the Guarantees, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender,

                  (iv) each of the Security Documents, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Concurrent Transactions. All amounts owing to the BTCC under the BTCC Credit Documents shall have been, or shall be concurrently with the making of the initial Revolving Credit Loans, repaid in full, and any Liens created pursuant to the BTCC Credit Documents shall have been or shall be, concurrently with the making of the initial Revolving Credit Loans, released, and the BTCC Credit Documents shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters, Lien releases, main-levees or discharges, termination statements, mortgage satisfactions and other documents as the Agent may require, each of which shall be in form and substance satisfactory to the Agent.

                  (c) Borrowing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Borrowing Base Certificate. The Agent shall have received, with a counterpart for each Lender, a Borrowing Base Certificate showing the Borrowing Base as of September 25, 1997, with appropriate insertions and dated the Closing Date, satisfactory in form and substance to the Agent, executed by the President or any Vice

         President of the Borrower.

                  (e) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and
         (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, and (iv) the hypothecation in favour of the Agent of the Hypothecated Securities issued by the Borrower and any transfer of such Hypothecated Securities upon any realization upon the Parent Hypothecation of Securities Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (f) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (g) Corporate Proceedings of the Parent. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Parent authorizing (i) the execution, delivery and performance of the Loan Documents to which the Parent is a party and (ii) the granting by it of the Liens created pursuant to the Parent Security Documents, certified by the Secretary or an Assistant Secretary of the Parent as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (h) Parent Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Closing Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

                  (i) Corporate Proceedings of Subsidiary Guarantors. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Subsidiary Guarantor which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) the granting by it of the Liens created pursuant to the Subsidiary Security Documents to which it is a party, and (iii) in the case of any Subsidiary Guarantor which is an issuer of any Hypothecated Securities, the hypothecation or the creation of a mortgage in favour of the Agent in respect of the Hypothecated Securities issued by the Subsidiary Guarantor and any transfer of such Hypothecated Securities upon any realization upon the security, certified by the Secretary or an Assistant Secretary of each such Subsidiary Guarantor as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (j) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of each such Subsidiary Guarantor satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary Guarantor.

                  (k) Corporate Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate and articles of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

                  (l) Good Standing Certificates. The Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority (federal, provincial or other), evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify would not have a Material Adverse Effect.

                  (m) Consents, Licenses and Approvals. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of each of the Loan Parties (i) attaching copies of any consents, authorizations and filings referred to in Section 5.4, and which are required in connection with any Loan Document and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

                  (n) Fees. The Agent shall have received the fees, if any, to be received on the Closing Date referred to in Section 4.9.

                  (o) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions all acceptable to the Agent:

                  *[(i) the executed legal opinion of Pouliot Mercure, counsel to the Borrower, Davie, DBI, Steen, Becker, Becker NFLD and MIL;

                  (ii) the executed legal opinion of Buchanan Ingersoll Professional Corporation, counsel to the Parent;

                  (iii) the executed legal opinions of Douglas Symes & Brissenden; Mackimmie Matthews; McDougall, Ready; Pitblado & Hoskins; Cassels Brock & Blackwell; Chase Sheehan; Curtis, Dawe; Farmer & MacLeod; and Boyne Clarke, local counsel to the Loan Parties, in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Newfoundland, Prince-Edward Island and Nova Scotia, respectively;

                  (iv) the executed legal opinion of Freehill Hollingdale & Page, counsel to CGA; and

                  (v) the executed title opinions referred to in paragraph (s) of this Section 6.1.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                  (p) Hypothecated Securities and Stock Powers; . The Agent shall have received:

                  (i) the certificates representing the Hypothecated Securities, together with an undated stock power or power of attorney for each such certificate executed in blank by a duly authorized officer of the grantor of the applicable security; and

                  *[(ii)  [RESERVED.]

                  *[(iii) [RESERVED.]

                  (ii) an acknowledgment of and consent to the Equitable Share Mortgages (if required by the Agent's legal counsel) and Hypothecation of Securities Agreements, executed by a duly authorized officer of the issuer of the Hypothecated Securities, in substantially the form (if any) appended to the Equitable Share Mortgages and the form appended to the Hypothecation of Securities Agreements.

                  (q) Actions to Perfect Liens. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements or applications for registration necessary or desirable, in the opinion of the Agent, to perfect, record and render effective against all Persons, the Liens created by the Security Documents shall have been completed.

                  (r) Surveys. The Agent shall have received, maps, plats or certificates of location of an as-built survey of the sites of the property covered by each Mortgage certified to the Agent in a manner satisfactory to it, dated a date satisfactory to the Agent by an independent professional licensed land surveyor satisfactory to the Agent and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats, certificates of location or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements or servitudes appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, servitudes, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (s) Title Opinions. The Agent shall have received in respect of each Real Property covered by a Mortgage the favourable legal opinion of qualified legal counsel (or a notary in the Province of Quebec) as to the effectiveness and priority as a first-ranking, valid and effective mortgage or hypothec, as the case may be, of each Mortgage and otherwise in form and substance satisfactory to the Agent.

                  (t) Flood Insurance. If requested by the Agent, the Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved Real Property which is encumbered by any Mortgage (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Loan Party in question has received the notice required pursuant to
         Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

                  (u) Copies of Documents. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title opinions referred to in Section 6.1[(s)] and a copy, certified by such parties as the Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (v) Lien Searches and Discharges. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, the Personal Property Security Act of all applicable jurisdictions, the Register of Personal and Moveable Real Rights and such other registration systems as the Agent or its counsel may require, judgment and tax lien filings which may have been filed with respect to personal and movable property of the Loan Parties, and the results of such searches shall be satisfactory to the Agent in its sole judgment. The Agent shall have received registrable discharges or termination statements in respect of all recorded Liens (other than Permitted Liens) and/or such estoppel letters, subordinations, inter-creditor agreements and waivers as the Agent may require (to confirm amounts secured or collateral affected thereby), in all cases satisfactory to the Agent in its sole judgment.

                  (w) Audit. The Agent shall have received copies of an audit, in form and substance and prepared by a Person satisfactory to the Agent, of the accounts receivable and inventory of the Loan Parties.

                  (x) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of
         Section 7.5 hereof as well as all other insurance requirements contained in the Security Documents shall have been fulfilled to the entire satisfaction of the Agent.

                  (y) Appraisals. The Agent shall have received from one or more Appraisers, in form and substance acceptable to the Agent, such appraisals as it may require with respect to Real Estate, Equipment and Inventory.

                  (z) Lockbox Agreements. The Loan Parties, each financial institution at which the Loan Parties maintain any accounts and the Agent shall have entered into lockbox and blocked account agreements in form and substance satisfactory to the Agent, in its sole discretion. Unless otherwise agreed in writing by the Agent, all Accounts shall be invoiced and payable to lockboxes established pursuant to such lockbox agreements and applied to the Revolving Credit Loans in accordance with
         Section 4.8. In the event that the Agent agrees that any Accounts are not required to be payable to lockboxes, the Loan Parties shall collect such Accounts and receive such collections in trust for the Agent and the Lenders and shall forthwith pay all such collections into accounts subject to the blocked account agreements as aforesaid.

                  (aa) Tri-partite Agreement. The Agent shall have received a duly executed copy of the Tri-partite Agreement.

                  (bb) Indemnity Agreement. The Agent shall have received an Indemnity executed by Michel Marengere in favour of the Agent and the Lenders, pertaining to any loss, damage or other liability that the Agent and/or the Lenders may suffer with respect to any breach or violation of the Tri-partite Agreement, in form and substance satisfactory to the Agent.

                  6.2 Conditions to Each Revolving Credit Loan. The agreement of each Lender to make any Revolving Credit Loan requested to be made by it on any date (including, without limitation, its initial Revolving Credit Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Compliance. The Loan Parties will have satisfied all of the conditions precedent set forth in Section 6.1 and will be in compliance with all other terms and conditions of this Agreement.

                  (b) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loans requested to be made on such date.

                  (d) Borrowing Base. In the case of any Revolving Credit Loans requested to be made, the Agent shall have timely received a Borrowing Base Certificate for the most recent period for which such Borrowing Base Certificate is required to be delivered, in accordance with
         Section 7.2(c).

                  (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 6.2 have been satisfied. In the event that the Agent waives any condition precedent set forth in Section 6.1 or 6.2 with respect to the making of any Revolving Credit Loan, this will not preclude the Agent from insisting on satisfaction of such condition precedent in connection with the making of any other Revolving Credit Loan.


SECTION 7.        AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower and (except in the case of financial information and reports) each of the other Loan Parties shall:

                  7.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated [and consolidating] balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  7.2 Certificates; Other Information. Furnish to each Lender:

                  (a) Concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Concurrently with the delivery of the financial statements referred to in Sections 7.1(a), (b) and (c), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of Section 8.1(a) through 8.1(c).

                  (c) Within 15 days following the end of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such month, certified as complete and correct by a Responsible Officer.

                  (d) Not later than 30 days prior to the end of each fiscal year of the Borrower commencing with the fiscal year terminating September 30, 1998, a copy of the projections by the Borrower (or if requested by the Agent compiled and reviewed by Deloitte & Touche or other independent certified public accountants of nationally recognized standing) of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect.

                  (e) Within 5 days after the same are sent, copies of all financial statements and reports which the Parent sends to its stockholders, and within 5 days after the same are filed, copies of all financial statements and reports which the Borrower or the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (f) During the month of September in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by each of the Loan Parties in accordance with Section 7.5 of this Agreement and all other insurance requirements contained in the Security Documents, and such supplemental reports as the Agent may from time to time request.

                  (g) Forthwith upon request, such additional financial and other information as any Lender may from time to time reasonably request.

                  (h) Forthwith, upon Michel Merangere ceasing to hold the office of Chairman of the Board and/or Chief Executive Officer of the Parent, notification thereof.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property and Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain, with financially sound and reputable companies, insurance policies (i) insuring such property against loss by fire, flood, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring the Borrower, the Agent and each Lender against liability for personal injury and property damage relating to such property, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently, with losses payable directly to the Agent, or in the case of liability insurance, showing the Agent and each Lender as an additional insured party. All such insurance shall (x) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (y) name the Agent for itself and the Lenders as an insured party and loss payee and (z) be reasonably satisfactory in all other respects to the Agent.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with its independent certified public accountants.

                  7.7 Notices. Promptly give notice to the Agent and each
Lender:

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any Contractual Obligation of any of the Loan Parties or (ii) litigation, investigation or proceeding which may exist at any time between any of the Loan Parties and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) of any litigation or proceeding affecting any of the Loan Parties in which the amount involved is $1,000,000.00 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) of any litigation or proceeding (including injunctive proceeding) affecting the Non-Guarantor Subsidiaries and not covered by insurance which could have a Material Adverse Effect;

                  (e) of the acquisition by any Loan Party of any property or interest in property (including, without limitation, real or immoveable property), that is not subject to a perfected Lien in favour of the Agent pursuant to the Security Documents;

                  (f) of the occurrence of any transaction or occurrence referred to in Section 4.5(c), and the receipt of any Net Proceeds or any insurance proceeds as a result thereof (whether or not such Net Proceeds or proceeds are then required to be applied to the repayment of Revolving Credit Loans as specified in Section 4.5(c));

                  (g) of the occurrence of any Termination Event with respect to a Plan, accompanied by any materials required to be filed with any Public Authority with respect thereto; any notice received by a Loan Party concerning the imposition of any withdrawal liability with respect to a Plan; the establishment of any Plan not existing at the Closing Date, or the commencement of contributions by a Loan Party to any Plan to which such Loan Party was not contributing at the Closing Date; or any other event or condition regarding a Plan or a Loan Party's or a Related Company's compliance with all applicable laws relating to the establishment or administration of any Plan which has or may result in any Lien on any of its Property or which may otherwise materially and adversely affect an Loan Party's Property, business, operations, or condition or prospects (financial or otherwise); and

                  (h) if any of its Accounts arise out of contracts between a Loan Party and the United States, Canada, any state or province, or any department, agency or instrumentality of any of them;

                  (i) any development or event which will have a Material Adverse Effect; and

                  (j) the occurrence of any breach of any Environmental Laws or any alleged breach in respect of which a written communication has been received or a judicial proceeding or governmental or administrative action has been commenced.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower and the other Loan Parties and Non-Guarantor Subsidiaries which are affected propose to take with respect thereto and by any documents relating thereto including, without limitation, copies of all orders, notices, proceedings, permits, applications, complaints and other communications and reports.

                  7.8 Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants, subtenants and other occupants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants, subtenants and other occupants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. Without limiting the generality of the foregoing, each Loan Party shall continue to obtain as and when required under all Environmental Laws, all permits, licenses, depollution attestations and other authorizations or declarations which are required for and material to the conduct of its respective business and shall at all times be and remain in full compliance with all terms and conditions of such permits, licenses depollution attestations, authorizations and declarations.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws or reasonably required by the Agent and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  7.9 Changes to Revolving Credit Advance Rates, Standards of Eligibility and Reserves. The Agent shall, in its sole and absolute discretion, be entitled to reduce the advance rates set forth in the definition of the term "Borrowing Base", increase the standards of eligibility applicable to Accounts, Inventory, Equipment and Real Property, and establish or increase any reserves (without duplication of exclusions to the Borrowing Base) under this Agreement without prior notice to the Borrower. Without in any way limiting the foregoing, the Agent may apply such reserves as it may consider necessary or proper in its sole and absolute discretion, including, among other things, reserves for (a) Inventory not readily saleable, not liquid, not adequately supported by listings provided to the Agent, returned, not at specific locations and easily verifiable by counts, not subject to adequate reporting controls, (b) the rights of unpaid suppliers, and; (c) the rights of landlords, processors, warehousemen and bailees to the extent that the Agent has not received waivers and access agreements satisfactory to it in its sole discretion, and (d) all amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent's Lien, including without limitation amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers' compensation or to unemployment insurance, all amounts deducted or withheld and not paid and remitted under the Income Tax Act of Canada or the Taxation Act (Quebec), amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation and (e) Real Property, to the extent that the Agent is not, in its sole and absolute discretion, entirely satisfied with
(i) all environmental matters relating to the Real Property including, without limitation, compliance with Environmental Laws, the truth and accuracy of all representations and warranties set forth in Section 5.22 hereof and the ability of the Agent to receive the benefit of the indemnity provided by La Societe Generale de Financement upon the acquisition of the Property located at 22 George D. Davie, Levis, Quebec, G6V 8V5; and (ii) all matters relating to title to the Real Property.

                  7.10 Periodic Audit of Accounts Receivable and Inventory. The Agent shall be entitled to perform a periodic due diligence inspection, test and review of the accounts receivable and inventory of the Loan Parties on a mutually convenient Business Day twice during each calendar year and shall in each case be satisfied in all material respects with the results thereof; provided however, if the Agent in its reasonable judgment is not satisfied that the results of any due diligence inspection, test, and review performed pursuant to this Section 7.10 establish that the Borrower's most recent determination of the Borrowing Base was made in compliance with the applicable provisions of this Agreement, the Agent shall be entitled to perform additional due diligence inspections, tests and reviews of such inventory and accounts receivable on mutually convenient Business Days during the succeeding twelve-month period until the Agent shall be so satisfied; and provided further, that upon the occurrence and during the continuation of an Event of Default, the Agent shall be entitled to perform such additional due diligence inspections, tests and review of such accounts receivable as any Lender shall deem necessary or advisable. The Borrower shall pay or reimburse the Agent all its costs, fees and expenses relating to any due diligence examinations, investigations or audits by the Agent (including, but not limited to, a per diem charge for the Agent's internal audit staff at its then standard rate and amounts charged to the Agent by other parties retained by it).

                  7.11 (a) Additional Collateral. (i) In the event that any Loan Party acquires any property or interest in property (including, without limitation, real or immoveable property) other than property ("Excluded Property") in respect of which it is entitled to grant a Permitted Lien ranking in priority to the Lien of the Agent, that is not subject to a perfected Lien in favour of the Agent pursuant to the Security Documents, such Loan Party shall take such action (including, without limitation, the preparation and filing of mortgages, hypothecs or deeds of trust in form and substance satisfactory to the Agent) as the Agent shall request in order to create and/or perfect a first ranking Lien in favour of the Agent on such property; (ii) In the event that any Loan Party acquires any Excluded Property that is not subject to a perfected Lien in favour of the Agent pursuant to the Security Documents, the Loan Party shall take such of the action described in subclause (i) above as the Agent shall request in order to create and/or perfect a second ranking Lien in favour of the Agent on such property.

                  (b) Additional Guarantors. In the event that a Loan Party is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a guarantee, a debenture and pledge of debenture, an immoveable and moveable hypothec, a mortgage in respect of each parcel of real property owned by it, a security agreement, and the Loan Party and/or any Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute such pledge agreements, hypothecs or supplements to the Subsidiary Pledge Agreements or Hypothecation of Securities Agreements and such other security as may be required by the Agent, each in form and substance satisfactory to the Agent, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of financing statements on form UCC-1) in order to perfect the Liens granted by such Subsidiary in favour of the Agent for the benefit of the Lenders and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favour of the Agent for the benefit of the Lenders. Such Subsidiary shall thereupon become a Subsidiary Guarantor for all purposes under the Loan Documents, including, without limitation, Section 7.11(a) of this Agreement. The Agent shall be entitled to receive legal opinions of one or more counsel to the Loan Parties and such Subsidiary addressing such matters as the Agent or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty and other security documents to which such Subsidiary becomes a party and the pledge of the Capital Stock of such Subsidiary, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Loan Parties and/or other Subsidiaries to the Agent for the benefit of the Lenders.

                  7.12 Administration of Plans. The Parent shall and shall cause each of its, and its Subsidiaries' Plans to be duly qualified and administered in all material respects in compliance with all applicable laws (including regulations, orders and directives) and the terms of the Plans and any agreements relating thereto. Each Loan Party shall ensure that:

                  (a) It, and its Subsidiaries have no unfunded, solvency, or deficiency on windup liability in respect of any Plan including any Plan to be established and administered by it or them;

                  (b) All amounts required to be paid by it or them in connection with each such Plan are paid when due; and

                  (c) No liability upon it or Lien on any of its property arises or exists in respect of any Plan.


SECTION 8.        NEGATIVE COVENANTS

                  The Loan Parties hereby agree that, so long as any of the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, neither the Borrower nor the other Loan Parties, as hereinafter specified, shall, directly or indirectly:

                  8.1 Financial Condition Covenants.

                  (a) Maintenance of Net Worth. Permit Consolidated Net Worth of the Parent at any date set forth below to be less than the amount set forth opposite such date below:

                  At                                 Amount
                  --                                 ------
                  September 30, 1997                 $52,000,000

                  December 31, 1997                  $52,000,000

                  March 31, 1998                     $53,500,000

                  June 30, 1998             $55,000,000

                  September 30, 1998                 $57,000,000

                  December 31, 1998                  $59,000,000

                  March 31, 1999                     $61,000,000

                  June 30, 1999             $63,500,000

                  September 30, 1999                 $66,000,000

                  December 31, 1999                  $68,500,000

                  March 31, 2000                     $71,500,000

                  June 30, 2000             $74,500,000

                  September 30, 2000                 $77,500,000
                    and thereafter

                  (b) Maintenance of Working Capital. Permit Consolidated Working Capital of the Parent at any time to be less than $25,000,000.00.

                  (c) Total Liabilities to EBITDA. Permit the ratio of Consolidated Total Liabilities of the Parent to Consolidated EBITDA at any time during any period set forth below to be greater than the amount set forth opposite such period below.

                  Period                                       Ratio
                  ------                                       -----
                  October 1, 1997
                  to December 31, 1997                        50 to 1

                  October 1, 1997
                  to March 31, 1998                           30 to 1

                  October 1, 1997
                  to June 30, 1998                            15 to 1

                  October 1, 1997
                  to September 30, 1998                       10 to 1

                  December 31, 1997 to
                  to December 31, 1998                         8 to 1

                  March 31, 1998 to
                  March 31, 1999                               7 to 1

                  June 30, 1998 to
                  June 30, 1999                                6 to 1

                  September 30, 1998 to
                  September 30, 1999 and
                  thereafter on a trailing 4
                  quarter basis measured at the
                  end of each fiscal quarter                   5 to 1

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement.

                  (b) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor.

                  (c) Indebtedness of the Credit Parties incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $2,000,000.00 at any time outstanding.

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 8.2(d).

                  (e) Additional Indebtedness not exceeding $1,000,000.00 in aggregate principal amount at any one time outstanding.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (referred to herein as "Permitted Liens"):

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Loan Party, in conformity with GAAP.

                  (b) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings.

                  (c) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

                  (d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                  (e) Easements, rights-of-way, servitudes, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Loan Party.

                  (f) Liens in existence on the date hereof listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d), provided that (i) no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased; and (ii) the Agent shall have received such inter-creditor and/or subordination agreements in respect of such Liens as the Agent may, in its sole judgment, require.

                  (g) Liens securing Indebtedness of the Credit Parties permitted by Section 8.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 95% of the original purchase price of such property of such property at the time it was acquired.

                  (h) Inchoate Liens for contribution amounts accruing due but not overdue in respect of any Plan and for deductions at source being paid by a Loan Party pursuant to and in compliance with arrangements between such Loan Party and the relevant taxing authority.

                  (i) Liens in favour of a Bonding Company provided that (i) each Lien is restricted to the claim of the Loan Party against its customer relating to the specific project in respect of which a particular bond or guarantee was issued; and (ii) the Agent shall have received from the Bonding Company such inter-creditor and/or subordination agreements as the Agent may, in its sole judgment, require.

                  (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Loan Parties) $2,000,000.00 in an aggregate amount at any time outstanding.

                  (k) Liens created pursuant to the Security Documents.

                  8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4(a);

                  (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $1,000,000.00 at any one time outstanding;

                  (c) guarantees made in the ordinary course of its business by the Borrower of Indebtedness permitted by Sections 8.2(c) and 8.2(e);

                  (d) [RESERVED]

                  (e) the Guarantees;

                  (f) guarantees made by a Credit Party in respect of the Indebtedness of another Credit Party permitted pursuant to Section 8.2.

                  8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, without the prior written consent of the Agent, which consent will not be unreasonably withheld with respect to any sale, lease, transfer, or disposal of any or all assets (upon voluntary liquidation or otherwise) by any wholly-owned Subsidiary to the Borrower or any Guarantor Subsidiary provided that the acquirer enters into such documents as the Agent in its sole discretion may deem necessary to maintain the enforceability and priority of the Lien in favour of the Lenders in respect of the Collateral.

                  8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the corporation which owns 100% of its issued and outstanding stock on the date hereof, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Revolving Credit Loans as provided in Section 4.5(c);

                  (b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 2% of consolidated total assets of the Loan Parties as at the beginning of such twelve-month period;

                  (c) the sale of inventory in the ordinary course of business;

                  (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                  (e) as permitted by Section 8.5;

                  8.7 [RESERVED.]

                  8.8 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Loan Party or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Loan Party (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that Restricted Payments shall be permitted by any Non-Guarantor Subsidiary and by any Loan Party to any other Loan Party.

                  8.9 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and any asset acquired by a Loan Party for which payment was made or funded by a Person which is not a Loan Party and which did not obtain a Lien on such asset) except for expenditures in the ordinary course of business not exceeding, in the aggregate $5,000,000.00 for the Loan Parties during any fiscal year provided, that up to 100% of any such amount if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.

                  8.10 Limitation on Investments, Revolving Credit Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Investments in Non-Guarantor Subsidiaries reflected in the financial statements dated June 30, 1997;

                  (d) *[RESERVED.]

            (e) loans and advances to employees of the Loan Parties for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Loan Parties not to exceed $500,000.00 at any one time outstanding;

            (f) investments by a Loan Party in any of the other Loan Parties;

            (g) loans by the Loan Parties to their employees in connection with management incentive plans in an aggregate amount not to exceed $500,000.00;]

            8.11 Limitation on Optional Payments and Modifications of Debt Instruments.

            (a) make any optional payment or prepayment on or redemption or purchase of any Indebtedness other than:

            (i) any payment or prepayment in respect of the Revolving Credit Loans; and

            (ii) any payment or prepayment of Indebtedness in respect of property subject to a Lien provided:

                 (A) at the time of the payment or prepayment, and immediately thereafter, there does not occur and will not exist a Default or an Event of Default;

                 (B) after the making of the payment or prepayment, the
            aggregate outstanding principal amount of the Revolving Credit Loans will not exceed the Borrowing Base; and

                 (C) such payment or prepayment will result in the discharge of the Lien;

            (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness referred to in paragraph (a) above (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

            8.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, or (b) in the ordinary course of the Loan Party's business, and (c) upon fair and reasonable terms no less favourable to the Loan Party, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            8.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Loan Party of real or personal, moveable or immoveable property which has been or is to be sold or transferred by the Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Loan Party.

            8.14 Limitation on Changes in Fiscal Year, etc. Permit the fiscal year of the Loan Party to end on a day other than September 30 or, unless it has given the Agent not less than 30 days prior written notice thereof, change the location of any of its property from the jurisdiction in which it is presently located or change its chief place of business or its registered office.

            8.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, and any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            8.16 Limitation on Lines of Business. Enter into any business, either directly or indirectly, except for those businesses in which the Loan Party is engaged on the date of this Agreement.

            8.17 Governing Documents. Amend its certificate or articles of incorporation (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents, without the prior written consent of the Agent which shall not be unreasonably withheld or delayed.

            8.18 Limitation on Subsidiary Formation. Create any additional Subsidiaries unless, immediately upon the formation of such Subsidiary, all requirements of Section 7.11 shall have been satisfied.

            8.19 Limitation on Securities Issuances by any Credit Party. (a) issue any shares of Capital Stock that are not "certificated securities" (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) or otherwise represented by share certificates and are not pledged or hypothecated to the Agent pursuant to a pledge agreement or hypothecation of securities agreement, or (b) issue any shares of preferred stock other than the issuance of preferred shares by Davie to Societe Generale de Financement du Quebec ("SGF") in accordance with agreements between the Borrower and SGF. For clarification, the limitation provided in this Section 8.19 shall not apply to the Parent.

            8.20 Non-Guarantor Subsidiaries. The Borrower shall not permit any of the Non-Guarantor Subsidiaries to effect or otherwise engage in any of the acts described in Sections 8.3 to 8.19 inclusive if the result thereof has or could reasonably be expected to have a Material Adverse Effect.


SECTION 9.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

      (a) The Borrower shall fail to pay any principal of any Revolving Credit Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Revolving Credit Loan or any other amount payable hereunder or under the other Loan Documents, within 5 days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

      (b) Any representation or warranty made or deemed made by a Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

      (c) A Loan Party shall default in the observance or performance of any agreement contained in Section 8;

      (d) A Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

      (e) A Loan Party shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Revolving Credit Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created , if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $500,000.00; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

      (f) (i) A Loan Party shall commence any case, proposal, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, monitor, administrator, conservator, sequestrator or other similar official for it or for all or any substantial part of its assets, or a Loan Party shall make a general assignment for the benefit of its creditors or file a proposal or notice of intention to file a proposal; or (ii) there shall be commenced against a Loan Party any case, proposal, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) provided same has not had the effect of staying any rights of the Agent or Lenders and has not given rise to any Material Adverse Effect, remains undismissed, undischarged or unbonded for in the case of personal or movable property in or subject to the jurisdiction of a proceeding in Quebec, a period of 10 days, and in all other cases, a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action (including, without limitation, a hypothecary action) seeking the exercise of a hypothecary right or the issuance of a warrant of attachment, execution, seizure, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which provided same has not had the effect of staying any rights of the Agent or Lenders and has not given rise to any Material Adverse Effect, shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days, in the case of personal or movable property in or subject to the jurisdiction of a proceeding in Quebec, and in all other cases, within 60 days from the entry thereof; (iv) a Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; (v) a Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or (vi) if any creditor holding a Lien on any assets of a Loan Party enforces or gives notice of its intention to enforce such Lien; or

      (g) (i) Any Loan Party shall engage in any transaction or activity prohibited under relevant legislation or documents relating to any Plan, (ii) any accumulated funding deficiency, solvency deficiency, unfunded liability or wind-up or withdrawal liability shall exist with respect to any Plan or any Lien in favour of any Governmental Authority or any Plan trustee or administrator or a Plan shall arise on the assets of any Loan Party (iii) a Termination Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Termination Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan (iv) any Plan shall terminate (v) any Loan Party shall, or in the reasonable opinion of the Agent is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

      (h) One or more judgments or decrees shall be entered against a Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $2,5000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof (or such lesser period of time, which, according to the laws of any applicable jurisdiction, would permit the creditor of the judgment to obtain execution thereof in respect of the assets of a Loan Party) provided however that if such judgments or decrees have given rise to any Lien on any Collateral, the provisions of paragraph (f) above shall apply if the creditor holding such Lien enforces or gives notice of its intention to enforce such

 Lien; or

      (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or a Loan Party which is a party to any of the Security Documents shall so assert, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

      (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

      (k) (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall acquire, directly or indirectly, beneficial ownership of 20% (the "Requisite Percentage") or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Parent or the Borrower (other than any person who may be deemed to have acquired beneficial ownership of the Requisite Percentage by virtue of his becoming a member of the group which reported beneficial ownership of shares on August 7, 1997, or (B) shall obtain the power (whether or not exercised), directly or indirectly, to elect a majority of the Parent's or Borrower's directors, or (ii) the Board of Directors of the Parent shall not consist of a majority of the persons listed in Schedule III.

      (l) Any of the foregoing events occurs in respect of a Non-Guarantor Subsidiary or its assets which has, or could reasonably be expected to have, a Material Adverse Effect; or

      (m) Any of the MDC Stock forming part of the Hypothecated Securities is decertificated without the prior written consent of the Agent;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically (by the mere lapse of time) the Revolving Credit Commitments shall immediately terminate and the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10.  THE AGENT

            10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care. The Agent may subdelegate such of its functions hereunder as it deems appropriate for such compensation as is agreed upon from time to time, and, in such event, the delegatee will be entitled to all of the benefits and powers of the Agent hereunder with respect to the functions so delegated. Without prejudice to the rights of the Agent hereunder and notwithstanding
Section 3.1.1, no Lender shall take any steps to exact payment of the Obligations or to enforce rights and remedies under any of the Loan Documents without the prior consent of the Required Lenders.

            10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or wilful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by a Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Loan Parties.

            10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Loans.

            10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of a Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            10.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Revolving Credit Commitment, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or wilful misconduct. The agreements in this Section shall survive the payment of the Revolving Credit Loans and all other amounts payable hereunder.

            10.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Revolving Credit Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            10.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Revolving Credit Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


SECTION 11. MISCELLANEOUS

11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, restated, replaced or modified except in accordance with the provisions of this Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or of any instalment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by a Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Revolving Credit Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, 3 days after being deposited in the mail, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

            Any Loan Party:      Dominion Bridge Corporation
                                            500 Notre-Dame Street
                                            Lachine, Quebec  H8S 2B2
                                            Attention: General Counsel
                                            Fax:  (514) 634-2448


                       With a copy          Pouliot Mercure
                       to:                  1155 Rene-Levesque Blvd. West
                                            31st Floor
                                            Montreal, Quebec
                                            H3B 3S6
                                            Attention:  Mr. Brian Riordan


                       The Agent:           BNY Financial Corporation - Canada
                                            500 Rene-Levesque Blvd. West
                                            Suite 1400
                                            Montreal, Quebec
                                            H2Z 1W7

                       With a copy          BNY Financial Corporation
                       to:                  1290 Avenue of the Americas

                                            New York, NY  10104
                                            Attention:  Mr. Frank Imperato
                                            Fax:  (212) 408-7162

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 3.3 or 4.8(b) shall not be effective until received.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans hereunder.

11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all costs and expenses incurred in connection with enforcing, preserving, evaluating, monitoring or realizing any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel [(including the allocated fees and expenses of in-house counsel)] engaged by the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, non-compliance with or liability under, any Environmental Law applicable to the operations of any Loan Party (or the operations of any Non-Guarantor Subsidiary if such violation, non-compliance or liability causes a Material Adverse Effect) or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or wilful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

11.6        Successors and Assigns; Participations and Assignments.

                  (a) This Agreement shall be binding upon and inure to the
            benefit of the Loan Parties, the Lenders, the Agent and their respective successors, assigns and legal representatives, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Loan for all purposes under this Agreement and the other Loan Documents, and the Loan Parties and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Loan Parties agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
            Section 11.6(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.11, 4.12 and 4.13 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 4.11, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent, to an additional bank or financial institution which, if such bank or financial institution is an Eligible Assignee, shall not be unreasonably withheld (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, with appropriate completions or such other form as may be agreed upon by the Agent, the Lender and the Assignee (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available RC Credit Commitment[s] being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the L/C Obligations and the aggregage amount of the Available RC Credit Commitment[s] remaining with the assigning Lender are each not less than $5,000,000.00 or such lesser amount as may be agreed to by the Borrower and the Agent). The Loan Parties shall execute and deliver in form satisfactory to the Agent, such unconditional confirmations, acknowledgments and acquiescences as may be requested by the Agent to evidence or effect any assignment hereunder and such further confirmations and amendments to security documents and instruments as the Agent may require to give effect to such assignment. From and after the effective date determined pursuant to an Assignment and Acceptance, the following will apply, namely: (w) such assignment will not result in novation of the Revolving Credit Commitment or any other obligations under this Agreement, such novation being hereby expressly disclaimed, (x) the obligation of the Assignee to make Revolving Credit Loans and to issue or arrange for the issuance of Letters of Credit will be the same obligation as that of the assigning Lender and not a new obligation, notwithstanding any release of the assigning Lender from such obligations, (y) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments as set forth therein, and the obligations of the Borrower arising from any Revolving Credit Loan advanced by or Letter of Credit issued or arranged by the Assignee will form part of the Obligations, will be secured by the Security Documents and the Assignee, the Agent and all other Lenders will have a solidary interest therein, and (z) the assigning Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement. Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 9(f) shall have occurred and be continuing.

                     (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans made by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a creditor of the Revolving Credit Loans or other obligation hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and, for any Assignment and Acceptance executed more than fifteen (15) business days following the Closing Date, together with payment to the Agent of a registration and processing fee of $2,500.00, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any
            Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement
            acknowledge that the provisions of this Section concerning assignments of Revolving Credit Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan to any Federal Reserve Bank in accordance with applicable law.

11.7       Adjustments; Set-off.

                  (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Revolving Credit Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders
            provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off or compensate and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off or compensation and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11 GOVERNING LAW. THIS AGREEMENT AND, EXCEPT AS AND TO THE EXTENT OTHERWISE EXPRESSLY AGREED IN ANY LOAN DOCUMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF QUEBEC AND THE LAWS OF CANADA APPLICABLE THEREIN.

11.12 Submission To Jurisdiction; Waivers. Each of the Loan Parties irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Superior Court, District of Montreal and appellate courts therefrom;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or
            proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to
            effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13      Acknowledgments.  Each of the Loan Parties acknowledges that:

                  (a) it has been advised by counsel in the negotiation,
            execution and delivery of this Agreement and the other Loan
            Documents;

                  (b) neither the Agent nor any Lender has any fiduciary
            relationship with or duty to the Loan Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan
            Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

11.14 WAIVERS OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

11.16 Formal date. This Agreement may be referred to as bearing formal date of September 12, 1997 notwithstanding the actual date of its execution or the date on which this Agreement becomes effective. The formal date is for purposes of reference only.

11.17 Currency Conversion. If, for purposes of obtaining judgment against any Loan Party pursuant to this Agreement or any other Loan Document, it becomes necessary to convert into Canadian funds an amount due hereunder or thereunder in Dollars, then the conversion shall be made at the rate of exchange prevailing on the last business day in Montreal, Quebec before the day on which the judgment is rendered.

                  For this purpose, "rate of exchange" means the spot rate at which the Agent or the Lender, as the case may be, is able to purchase Dollars with Canadian funds on the relevant date. In the event that there is a change in the rate of exchange prevailing between the day before the day on which the judgment is rendered and the date of payment of the amount due, the Loan Party in question will pay such additional amount(s) as may be necessary to ensure that the amount paid on such date is the amount in Canadian funds which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due in Dollars. Any amount due by a Loan Party under this paragraph shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under this Agreement or any other Loan Document.

11.18 Language. The parties acknowledge that they have required that this Agreement and all related documents be prepared in English. Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   GROUP CEDAR CANADA INC./CEDAR
                                   GROUP CANADA INC.


                        BY:        /s/ Michel L. Marengere
                                   -----------------------------
                                   TITLE: Chairman

                                   BNY FINANCIAL CORPORATION - CANADA,
                                   AS AGENT AND AS A LENDER


                        BY:        /S/Frank Imperato
                                   ----------------------------------
                                   TITLE: Vice-President


By its execution and delivery of this Agreement, each of the undersigned acknowledges having read and understood all terms hereof, represents and warrants that all representations and warranties made by the Borrower in respect of it or its property, operations or prospects is true and accurate in all respect as at the date hereof and covenants and agrees to do and perform or not to do or permit, as the case may be, each action, thing or circumstance which the Borrower has covenanted and agreed to cause it to do or perform or not to do or permit, as the case may be.


DOMINION BRIDGE CORPORATION                   DOMINION BRIDGE, INC.

By:/S/Michel L. Marengere                     By:/S/Michel L. Marengere
   -----------------------                      -----------------------
Title: Chairman                               Title: Chairman



STEEN CONTRACTORS INC.                       INDUSTRIES DAVIE INC./DAVIE
                                             INDUSTRIES INC.

By:/S/Michel L. Marengere                     By:/S/Michel L. Marengere
   -----------------------                      -----------------------
Title: Chairman                               Title: Chairman


CEDAR GROUP AUSTRALIA PTY                    LES ENTREPRENEURS BECKER INC./
LIMITED                                      BECKER CONTRACTORS INC.

By:/S/Michel L. Marengere                     By:/S/Michel L. Marengere
   -----------------------                      -----------------------
Title: Chairman                               Title: Chairman

BECKER CONTRACTS LIMITED                      MIL INTERMODAL INC.

By:/S/Michel L. Marengere                     By:/S/Michel L. Marengere
   -----------------------                      -----------------------
Title: Chairman                               Title: Chairman